Exhibit 1


                        AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into this 13th day of November, 1996, by and among LANXIDE CORPORATION ("Lanxide"), a corporation organized and existing under the laws of the State of Delaware, with its principal executive office located at 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714; COMMODORE ENVIRONMENTAL SERVICES, INC. ("Commodore"), a corporation organized and existing under the laws of the State of Delaware, with its principal executive office located at 150 East 58th Street, Suite 3400, New York, New York 10155; and COES ACQUISITION CORP. (the "Merger Subsidiary"), a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of Commodore, with its principal executive office located at 150 East 58th Street, Suite 3400, New York, New York 10155.

                              R E C I T A L S:

           A. The Board of Directors of each of Lanxide and Commodore are of the opinion that the business combination transactions described herein are in the best interest of the respective parties and their respective stockholders.

          B. This Agreement contemplates that Commodore shall become the parent entity of Lanxide pursuant to the transactions described below.

          C. At the Effective Time (as hereinafter defined), (i) the Merger Subsidiary shall be merged with and into Lanxide so that Lanxide will be the surviving corporation of such merger, (ii) the outstanding shares of capital stock of Lanxide shall be exchanged for or converted into shares of capital stock of Commodore and (iii) the outstanding shares of capital stock of the Merger Subsidiary shall be converted into shares of capital stock of Lanxide. As a result, stockholders of Lanxide shall become stockholders of Commodore, and Lanxide and its subsidiaries shall conduct their respective businesses and operations as direct and indirect wholly-owned subsidiaries of Commodore.

          D. Special Committees, comprised of independent directors of each of Lanxide and Commodore, have recommended the approval and adoption by their respective Boards of Directors of this Agreement. This Agreement has been approved and adopted by the Boards of Directors of each of the parties hereto and by the Board of Directors of Commodore as the sole stockholder of the Merger Subsidiary.

          E. The transactions described in this Agreement are subject to the approval of the stockholders of Lanxide, the stockholders of Commodore, and the satisfaction of certain other conditions described in this Agreement.

          F. For federal income tax purposes, it is intended that the transactions contemplated hereby shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that Lanxide, Commodore and Merger Subsidiary each will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                ARTICLE ONE

                                DEFINITIONS

          In addition to other terms defined in this Agreement, and except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          1.1 "Affiliate" shall mean, with respect to any Person, any other Person in control of, controlled by, or under common control with, the first Person.

          1.2 "Cleanup" shall mean all actions required to: (a) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare in the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (d) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          1.3  "Commodore"  shall mean Commodore Environmental
     Services, Inc., a Delaware corporation, the name of which corporation shall be changed to "CoLanx, Inc.," on or immediately following the Effective Time of the Merger, pursuant to the Restated Commodore Charter.

          1.4 "Commodore Capital Stock" shall mean, collectively, the Commodore Common Stock, Commodore Series AA Preferred Stock, Commodore Series B Preferred Stock, Commodore Series C Preferred Stock, and Commodore Series D Preferred Stock.

          1.5 "Commodore Common Stock" shall mean the shares of common stock, $.01 par value per share, which per share par value shall be reduced to $.0001 per share pursuant to the Restated Commodore Charter.

          1.6 "Commodore Common Stock Equivalents" shall mean the collective reference to shares of Commodore Common Stock which are potentially issuable as at the Effective Time of the Merger upon (a) the exercise of all outstanding Commodore Warrants and Commodore Stock Options or (b) the conversion of all outstanding Commodore Convertible Notes, and all shares of outstanding Commodore Capital Stock which, by their terms, are convertible into shares of Commodore Common Stock; provided, that Commodore Common Stock Equivalents shall not include: (i) shares of Commodore Common Stock issued in connection with the Commodore Public Offering; and (ii) a maximum of 20,000,000 shares of Commodore Common Stock which shall be issued and are potentially issuable to the Senior Executive Officers under the 1997 Commodore Stock Option Plan upon exercise of 1997 Stock Options.

          1.7 "Commodore Companies" shall mean, collectively, Commodore and all Commodore Subsidiaries.

          1.8 "Commodore Convertible Notes" shall mean the 8.5% convertible notes of Commodore due 1998 in $4,000,000 aggregate principal amount.

          1.9 "Commodore Disclosure Schedule" shall mean the schedules furnished by Commodore to Lanxide relating to certain of the representations and warranties of Commodore contained in this Agreement, which disclosure schedules shall identify and make reference to the specific sections in this Agreement to which each disclosure contained therein relates.

          1.10 "Commodore Fairness Opinion" shall mean the written opinion of Schroder Wertheim & Co. Incorporated, or such other nationally recognized investment bank as the Special Committee of the Board of Directors of Commodore shall select to render its opinion, as to the fairness to Commodore of the exchange ratio in the Merger from a financial point of view.

          1.11 "Commodore Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules) of Commodore as of December 31, 1995 and December 31, 1994, and the related audited statements of income, changes in stockholders' equity and changes in financial position or cash flows (including related notes and schedules, if any) for the three fiscal years ended December 31, 1995; and (ii) the unaudited consolidated balance sheets (including related notes and schedules) of Commodore as of June 30, 1996 and the related unaudited statements of income, changes in stockholders' equity and changes in financial position or cash flows (including related notes and schedules, if any) for the six months ended June 30, 1996 and June 30, 1995, respectively, as filed by Commodore in SEC Documents.

          1.12 "Commodore Preferred Stock" shall mean the collective reference to the Commodore Series AA Preferred Stock, Commodore Series B Preferred Stock, Commodore Series C Preferred Stock and Commodore Series D Preferred Stock.

          1.13 "Commodore Public Offering" shall mean the public offering, pursuant to the Commodore Public Offering Registration Statement which shall have been declared effective by the SEC under the 1933 Act, of shares of Commodore Common Stock, all upon such terms and conditions as the Board of Directors of Commodore may determine.

          1.14 "Commodore Public Offering Registration Statement" shall mean the Registration Statement on Form S-1, or other appropriate form, as filed by Commodore with, and as declared effective by, the SEC under the 1933 Act in connection with the Commodore Public Offering and related transactions contemplated by this Agreement.

          1.15 "Commodore Reverse Stock Split" shall mean the reverse split of (a) all outstanding shares of Commodore Common Stock, and (b) all shares of Commodore Common Stock issuable under Commodore Common Stock Equivalents, which are issued and outstanding immediately prior to the Effective Time of the Merger, as effected pursuant to the Restated Commodore Charter.

          1.16 "Commodore Series AA Preferred Stock" shall mean shares of 10% callable non-convertible shares of Series AA Preferred Stock, $.01 par value per share, of Commodore. The terms, designations, preferences, limitations, privileges, and relative rights of the Commodore Series AA Preferred Stock shall be as set forth in the Restated Commodore Charter.

          1.17 "Commodore Series B Preferred Stock" shall mean the shares of 8% cumulative convertible shares of Series B Preferred Stock, par value $.01 per share, of Commodore. The terms, designations, preferences, limitations, privileges, and relative rights of the Commodore Series B Preferred Stock shall be as set forth in the Restated Commodore Charter.

          1.18 "Commodore Series C Preferred Stock" shall mean the shares of non-dividend paying shares of Series C Convertible Preferred Stock, $.01 par value per share, of Commodore. The terms, designations, preferences, limitations, privileges, and relative rights of the Commodore Series C Preferred Stock shall be as set forth in the Restated Commodore Charter.

          1.19 "Commodore Series D Preferred Stock" shall mean the shares of 7% cumulative redeemable shares of Series D Preferred Stock, $.01 par value per share and $10 per share liquidation value, of Commodore which shall be issued at the Effective Time of the Merger in exchange for shares of Lanxide Series E Preferred Stock. The terms, designations, preferences, limitations, privileges, and relative rights of the Commodore Series D Preferred Stock shall be as set forth in the Restated Commodore Charter.

          1.20 "Commodore Stock Options" shall mean the options to purchase shares of Commodore Common Stock outstanding at the date of this Merger Agreement; provided that, unless the context clearly indicates otherwise, the term Commodore Stock Options shall not include 1997 Commodore Stock Options.

          1.21 "Commodore Subsidiaries" shall mean the subsidiaries of Commodore, which shall include Commodore Applied Technologies, Inc., a Delaware corporation ("CAT"), Commodore Refrigerant Technologies, Inc., a Delaware corporation ("CRT"), Commodore Separation Technologies, Inc., a Delaware corporation ("CST"), and the other Commodore Subsidiaries described in Section 6.3 of this Agreement and any other corporation, limited liability company, general or limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Commodore in the future and owned by Commodore at the Effective Time.

          1.22 "Commodore Warrants" shall mean warrants to purchase shares of Commodore Common Stock.

          1.23 "Common Stock Exchange Ratio"   shall mean nineteen and
     one-tenth (19.1) shares, representing the number of shares of Commodore Common Stock into which each full share of Lanxide Common Stock shall be converted at the Effective Time of the Merger, before giving effect to the Commodore Reverse Stock Split.

          1.24 "Common Stock Exchange Ratio Reciprocal" shall mean the quotient resulting from dividing (a) one, by (b) the Common Stock Exchange Ratio then in effect.

          1.25 "Delaware Certificate of Merger" shall mean the Certificate of Merger to be executed by the Surviving Corporation, and filed with the Secretary of State of the State of Delaware relating to the merger of the Merger Subsidiary with and into Lanxide, all as contemplated by Section 2.1. of this Agreement.

          1.26 "Effective Time" shall have the meaning ascribed to such term in Section 2.3 of this Agreement.

          1.27 "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by Lanxide or any of its Subsidiaries, as the case may be, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          1.28 "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

          1.29 "ERISA" shall mean the Employee Retirement Income
     Security Act of 1974, as amended.

          1.30 "Exhibits" shall mean the Exhibits marked Exhibits "1" through "6", inclusive, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          1.31 "GAAP" shall mean generally accepted accounting principles consistently applied.

          1.32 "Hazardous Materials" means "hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, as amended), "hazardous waste" (as defined by the Resource Conservation and Recovery Act, as amended), pesticides, petroleum, crude oil or any fraction thereof, radioactive material, and any pollutant, oil, contaminant, or hazardous, extremely hazardous, dangerous or toxic chemical, material, or waste and any other substance within the meaning of any Environmental Law or which could pose a hazard to the environment or the health and safety of any person.

          1.33 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.34 "Joint Proxy Statement" shall mean the joint proxy statement/prospectus used by Lanxide and Commodore to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement.

          1.35 "Lanxide" shall mean Lanxide Corporation, a Delaware corporation.

          1.36 "Lanxide Capital Stock" shall mean the collective reference to the Lanxide Common Stock, the Lanxide Series A
     Preferred Stock, and the Lanxide Series E Preferred Stock.

          1.37 "Lanxide Common Stock" shall mean the shares of common stock, par value $.01 per share, of Lanxide.

          1.38 "Lanxide Common Stock Equivalents" shall mean the collective reference to shares of Lanxide Common Stock which are issuable immediately prior to the Effective Time of the Merger upon (a) the exercise of all outstanding Lanxide Warrants and Lanxide Stock Options, (b) the conversion of all shares of outstanding Lanxide Preferred Stock which, by their terms, are convertible into shares of Lanxide Common Stock, or (c) shares of Lanxide Common Stock issuable pursuant to Lanxide's Deferred Compensation Plans.

          1.39 "Lanxide Companies" shall mean, collectively, Lanxide and all Lanxide Subsidiaries.

          1.40 "Lanxide Deferred Compensation Plans" shall mean the collective reference to the Lanxide Corporation Deferred
     Compensation Plan and the individual Deferred Compensation Plan for Robert Wolffe.

          1.41 "Lanxide Disclosure Schedule" shall mean the schedules furnished by Lanxide to Commodore relating to certain of the representations and warranties of Lanxide contained in this Agreement, which disclosure schedules shall identify and make reference to the specific sections in this Agreement to which each disclosure contained therein relates.

          1.42 "Lanxide Fairness Opinion" shall mean the written opinion of Pennsylvania Merchant Group Ltd. ("PMG"), or such other nationally recognized investment bank as the Special Committee of the Board of Directors of Lanxide shall select to render its opinion, as to the fairness to stockholders of Lanxide of the Merger from a financial point of view.

          1.43 "Lanxide Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules) of Lanxide as of September 30, 1995 and September 30, 1994, and the related audited statements of income, changes in stockholders' equity and changes in financial position or cash flows (including related notes and schedules, if any) for the three fiscal years ended September 30, 1995 and (ii) the unaudited consolidated balance sheets (including related notes and schedules) of Lanxide as of June 30, 1996 and June 30, 1995 and the related unaudited statements of income, changes in stockholders' equity and changes in financial position or cash flows (including related notes and schedules, if any) for the nine months ended June 30, 1996 and June 30, 1995, respectively, as filed by Lanxide in SEC Documents.

          1.44 "Lanxide Preferred Stock" shall mean the collective reference to the Lanxide Series A Preferred Stock and Lanxide Series E Preferred Stock.

          1.45 "Lanxide Series A Preferred Stock" shall mean the shares of Series A Convertible Preferred Stock, par value $.01 per share and liquidation value $80 per share, of Lanxide.

          1.46 "Lanxide Series E Preferred Stock" shall mean the shares of 7% cumulative redeemable shares of Series E Preferred Stock, par value $.01 per share and $10 per share liquidation value, of Lanxide.

          1.47 "Lanxide Stock Options" shall mean the options issued by any of the Lanxide Companies to purchase shares of Lanxide Common Stock which are outstanding as at the Effective Time of the Merger, including such options set forth in Section 5.2(a) of the Lanxide Disclosure Schedule.

          1.48 "Lanxide Subsidiaries" shall mean the Subsidiaries of Lanxide and the other Lanxide Subsidiaries described in Section
     5.3 of this Agreement and any other corporation, limited liability company, general or limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Lanxide in the future and owned by Lanxide at the Effective Time of the Merger.

          1.49 "Lanxide Unit Warrants" shall mean the warrants to purchase shares of Lanxide Common Stock, comprising a portion of the Units issued by Lanxide and currently traded on the OTC Bulletin Board, which warrants expire on November 14, 1996.

          1.50 "Lanxide Warrants" shall mean the warrants to purchase shares of Lanxide Common Stock which are outstanding as at the Effective Time of the Merger.

          1.51 "Material Adverse Change" or "Material Adverse Effect" shall mean, when used with respect to Commodore or Lanxide, as the case may be, any change or effect that is or would reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), or results of operations of Commodore and its Subsidiaries taken as a whole, or Lanxide and its Subsidiaries taken as a whole.

          1.52 "Merger" shall mean the merger of the Merger Subsidiary with and into Lanxide.

          1.53 "Merger Subsidiary" shall mean COES Acquisition Corp., a Delaware corporation.

          1.54 "Merger Registration Statement" shall mean the
     Registration Statement on Form S-4, or other appropriate form, as filed by Commodore with, and as declared effective by, the SEC under the 1933 Act in connection with the Merger and related transactions contemplated by this Agreement.

          1.55 "Nasdaq" shall mean the Nasdaq National Market, or if shares of Commodore Common Stock are not listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market.

          1.56 "1933 Act" shall mean the Securities Act of 1933, as amended.

          1.57 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          1.58 "Party" shall mean the individual reference to either Commodore, Lanxide or Merger Subsidiary, and "Parties" shall mean the collective reference to all of Commodore, Lanxide and Merger Subsidiary.

          1.59 "Pension Plans" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

          1.60 "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust, joint venture, agency or government instrumentality, or any subdivision thereof.

          1.61 "Preferred Stock Exchange Ratio" shall mean seven and one hundred four hundredths (7.104) shares representing the number of shares of Commodore Common Stock into which each full share of Lanxide Series A Preferred Stock shall be converted at the Effective Time of the Merger, before giving effect to the Commodore Reverse Stock Split, (which ratio was derived by multiplying (a) the fraction of a share of Lanxide Common Stock into which the Lanxide Series A Preferred Stock is convertible by its terms by (b) the Common Stock Exchange Ratio).

          1.62 "Registration Statements" shall mean the collective reference to the Merger Registration Statement and Commodore
     Public Offering Registration Statement.

          1.63 "Regulatory Authorities" shall mean, collectively, the SEC and any other government agency or instrumentality regulating or having jurisdiction over the respective businesses of Commodore or Lanxide.

          1.64 "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property of any Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          1.65 "Restated Commodore Charter" shall mean the Amended and Restated Certificate of Incorporation of Commodore, substantially in the form of Exhibit 1 annexed hereto and made a part hereof, pursuant to which, inter alia: (a) Commodore shall effect the Commodore Reverse Stock Split; (b) the par value per share of all authorized and outstanding shares of Commodore Common Stock shall be reduced from $.01 to $.0001; and (c) the corporate name of Commodore shall be changed to "CoLanx, Inc."

          1.66 "SEC" shall mean the United States Securities and
     Exchange Commission.

          1.67 "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or one of its Subsidiaries pursuant to the Securities Laws.

          1.68 "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

          1.69 "Senior Executive Officers" shall mean the collective reference to Messrs. Paul E. Hannesson, Edward L. Harper, Marc S. Newkirk and/or such other senior executive officers as shall be determined by the Board of Directors of Commodore and the Compensation Committee of the Board of Directors of Commodore.

          1.70 "Significant Subsidiary" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

          1.71 "Stockholders' Meetings" shall mean the meetings of the stockholders of Commodore and Lanxide to be held pursuant to
     Section 4.6 and Section 4.7, respectively, of this Agreement, including any adjournment or adjournments thereof.

          1.72 "Subsidiary" shall mean any Person of which the Person in question owns or controls 50% or more of the outstanding equity interests, either directly or through one or more Persons, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

          1.73 "Surviving Corporation" shall mean Lanxide, as the surviving corporation of the Merger of the Merger Subsidiary with and into Lanxide, as contemplated hereby.

          1.74 "1997 Commodore Stock Option Plan" shall mean a stock option plan of Commodore, substantially in the form of Exhibit 6 annexed hereto, pursuant to which Commodore shall authorize for issuance thereunder, as qualified and non-qualified stock options, an aggregate of 20,000,000 shares of Commodore Common Stock (before giving effect to the Commodore Reverse Stock Split), to be issued, within the limits specified in such 1997 Commodore Stock Option Plan, on such terms and conditions as determined by the Board of Directors of Commodore.

          1.75 "1997 Commodore Stock Options" shall mean the options to purchase shares of Commodore Common Stock issued under the 1997 Commodore Stock Option Plan.

                                ARTICLE TWO

                                 THE MERGER

          2.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time of the Merger, the Merger Subsidiary shall be merged with and into Lanxide and the separate existence of Merger Subsidiary shall thereupon cease, all in accordance with the provisions of and with the effect provided in
     Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"). Lanxide shall be the Surviving Corporation resulting from the Merger and shall become a wholly-owned subsidiary of Commodore and shall continue to be governed by the laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Board of Directors of each of
     Commodore, Lanxide and the Merger Subsidiary.   Lanxide, as the
     surviving corporation of the Merger, is hereinafter sometimes referred to as the "Surviving Corporation" and Lanxide and the Merger Subsidiary are sometimes hereinafter collectively referred to as the "Constituent Corporations." In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of the Constituent Corporations shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of the Constituent Corporations shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

          2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., local time, as soon as practicable after all of the conditions set forth in Article IX of this Agreement are satisfied or waived or on such other date and at such other time as may be mutually agreed upon by the Parties (the date and time the Closing actually occurs being referred to herein as the "Closing Date").

          2.3  Effective Time.

               (a) The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time that the Delaware Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware. The time at which the Merger shall become effective is referred to herein as the "Effective Time." Unless otherwise mutually agreed upon in writing by the chief executive officer or chief financial officer of Lanxide and the chief executive officer or chief financial officer of Commodore, the Parties shall cause the Effective Time to occur as promptly as practicable upon satisfaction of the conditions set forth in Article Nine of this Agreement.

          2.4 Certificate of Incorporation and By-laws of Lanxide. From and after the Effective Time:

               (a) the Certificate of Incorporation of Lanxide in effect immediately prior to the Effective Time shall be amended and restated in its entirety as set forth on Exhibit 2 annexed hereto and made a part hereof, and as so amended and restated shall be the Certificate of Incorporation of the Surviving Corporation; and

               (b) the By-laws of Lanxide in effect immediately prior to the Effective Time, a copy of which is attached hereto as
          Exhibit 3 and made a part hereof, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

                               ARTICLE THREE

                   CONVERSION AND EXCHANGE OF SECURITIES;
     EFFECT OF MERGER ON COMMODORE AND LANXIDE STOCK OPTION PLANS

               3.1 Conversion and Exchange of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party hereto or the holder of any of the following Securities:

               (a)  Conversion of Lanxide Common Stock.   Subject to
     Sections 3.2, 3.6 and 3.7(g) hereof, each full share of Lanxide Common Stock shall be converted into and become that number of validly issued, fully paid and nonassessable shares of Commodore Common Stock as shall be equal to the Common Stock Exchange Ratio. All shares of Lanxide Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing prior to the Effective Time any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Commodore Common Stock into which such shares of Lanxide Common Stock have been converted (and any dividends or other distributions payable pursuant to Section 3.7(h) hereof, and any cash in lieu of a fractional share payable pursuant to Section 3.7(g) hereof) with respect thereto upon the surrender of such certificate in accordance with Section 3.7, without interest.

               (b) Conversion of Lanxide Series A Preferred Stock. Subject to Sections 3.2, 3.6 and 3.7(g) hereof, each full share of Lanxide Series A Preferred Stock shall be converted into and become that number of validly issued, fully paid and nonassessable shares of Commodore Common Stock as shall be equal to the Preferred Stock Exchange Ratio. All shares of Lanxide Series A Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing prior to the Effective Time any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Commodore Common Stock into which such shares of Lanxide Series A Preferred Stock have been converted (and any dividends or other distributions payable pursuant to Section 3.7(h) hereof, and any cash in lieu of a fractional share payable pursuant to Section 3.7(g) hereof) with respect thereto upon the surrender of such certificate in accordance with Section 3.7, without interest.

               (c) Conversion of Lanxide Series E Preferred Stock. Subject to Sections 3.2, 3.6 and 3.7(g) hereof, each full share of Lanxide Series E Preferred Stock shall be converted into and become one (1) validly issued, fully paid and nonassessable share of Commodore Series D Preferred Stock. All shares of Lanxide Series E Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing prior to the Effective Time any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Commodore D Preferred Stock into which such shares of Lanxide Series E Preferred Stock have been converted (and any dividends or other distributions payable pursuant to Section 3.7(h) hereof and any cash in lieu of a fractional share payable pursuant to and Section 3.7(g) hereof) with respect thereto upon the surrender of such certificate in accordance with Section 3.7, without interest.

          3.2 Treasury Stock. At the Effective Time and without any action on the part of the Parties or the holders of any securities, all shares of Lanxide Capital Stock which are held in treasury immediately prior to the Effective Time of the Merger, shall be canceled and retired and shall cease to exist, and no capital stock of Commodore or other consideration shall be delivered or deliverable in exchange therefor.

          3.3 Merger Subsidiary Stock. At the Effective Time and without any action on the part of the Parties or the holders of any securities, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock of the Surviving Corporation, and each certificate evidencing ownership of shares of Merger Subsidiary common stock shall from and after the Effective Time of the Merger evidence ownership of the same number of shares of common stock of the Surviving Corporation.

          3.4 Commodore Stock. The Surviving Corporation shall, immediately following the Effective Time of the Merger, return to Commodore, without payment of any consideration therefor, any shares of Commodore Common Stock held by it immediately prior to the Effective Time, whereupon such shares shall be canceled and retired by Commodore and resume the status of authorized and unissued shares.

          3.5  Transfer Books.   At the Effective Time of the Merger,
     the stock transfer books of Lanxide shall be closed and no further transfer of shares of Lanxide Capital Stock shall thereafter be made. If, after the Effective Time, certificates evidencing prior to the Effective Time any shares of the Lanxide Capital Stock are presented to Lanxide they shall be canceled and exchanged as provided in Section 3.1 hereof.

          3.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, at the Effective Time, shares of Lanxide Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any stockholder of Lanxide who: (a) is entitled to appraisal rights pursuant to Section 262 of the DGCL and (b) on a timely basis, makes and perfects a demand for appraisal of such shares in accordance with all the requirements and provisions of Section 262 of the DGCL, and who does not effectively withdraw or lose the right to such appraisal (collectively, "Dissenting Shares"), shall not be converted as described in Section 3.1, but shall from and after the Effective Time, represent only the right to receive such consideration as may be determined to be due to such stockholder with respect to such Dissenting Shares pursuant to
     Section 262 of the DGCL.

          3.7  Exchange of Certificates.

               (a) Appointment of Exchange Agent. On or before the Closing Date, Commodore shall enter into an agreement approved by Lanxide (the "Exchange Agent Agreement") with The Bank of New York or another exchange agent jointly selected by Commodore and Lanxide (the "Exchange Agent"), authorizing such Exchange Agent to act as exchange agent hereunder.

               (b) Exchange Fund. As soon as reasonably practicable after the Effective Time, Commodore shall deposit with the Exchange Agent, in trust for the holders of certificates which immediately prior to the Effective Time represented Lanxide Capital Stock converted in the Merger ("Former Certificates"), certificates ("Commodore Certificates") representing the shares of Commodore Capital Stock issuable pursuant to Section 3.1 and funds necessary to pay for any dividends or distributions with respect thereto and any cash necessary to pay for fractional shares (collectively, the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose.

               (c) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Former Certificate(s): (i) a notice of the effectiveness of the Merger, and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Former Certificates shall pass, only upon delivery of the Former Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Former Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as Commodore and Lanxide may jointly specify.

               (d) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Former Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or Commodore pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to Section 3.7(e), cause to be distributed to the person in whose name such Former Certificate shall have been issued a Commodore Certificate registered in the name of such person representing the number of whole shares of the applicable Commodore Capital Stock, as the case may be, into which the shares previously represented by the surrendered Former Certificate shall have been converted at the Effective Time pursuant to Section 3.1 and payment (which shall be made by check) of any cash payable in lieu of a fractional share pursuant to Section 3.7(g). Each Former Certificate so surrendered shall forthwith be canceled.

               (e) Unregistered Transfers of Commodore or Lanxide Stock. In the event of a transfer of ownership of Lanxide Capital Stock which is not registered in the transfer records of Lanxide, a Commodore Certificate representing the proper number of whole shares of the applicable Commodore Capital Stock may be issued (and cash in lieu of a fractional share may be paid) to the transferee if the Former Certificate representing such Lanxide Capital Stock surrendered to the Exchange Agent in accordance with Section 3.7(h) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers (in each case with appropriate signature guarantees) and is otherwise in proper form to effect such transfer, if the person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

               (f) Lost, Stolen or Destroyed Certificates. In the event any Former Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Former Certificate to be lost, stolen or destroyed satisfactory to Commodore and complying with any other reasonable requirements imposed by Commodore, Commodore will cause to be delivered to such person in respect of such lost, stolen or destroyed Former Certificate the applicable shares of Commodore Capital Stock and other property deliverable in respect thereof as determined in accordance with this Article Three. Commodore may, in its discretion, require the owner of such lost, stolen or destroyed Former Certificate to give Commodore a bond in such sum as it may direct as indemnity against any claim that may be made against Commodore or the Surviving Corporation with respect to the Former Certificate alleged to have been lost, stolen or destroyed.

               (g) No Fractional Shares of Commodore Capital Stock. No certificates or scrip representing fractional shares of Commodore Capital Stock shall be issued upon the surrender for exchange of Former Certificates, no stock split or dividend with respect to shares of Commodore Capital Stock shall relate to any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote as, or to any other rights of, a stockholder of Commodore. In lieu of such fractional shares, any holder of Lanxide Capital Stock who would otherwise be entitled to a fractional share of Commodore Capital Stock (after taking into account all shares of Lanxide Capital Stock owned by such holder), will, upon surrender of his Former Certificate(s) to the Exchange Agent in accordance with Section 3.7(h), be entitled to receive an amount of cash in the amount equal to such holders pro rata interest in the net amount received upon the Exchange Agent's sale in the open market reasonably promptly after the Effective Time, on behalf of such holders, of the aggregate shares of the Commodore Common Stock represented by all such fractional shares after subtracting all costs of such sale.

               (h) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made with respect to Commodore Capital Stock shall be paid to the holder of any unsurrendered Former Certificate with respect to the shares of Commodore Capital Stock represented thereby, until the holder of record of such Former Certificate shall surrender such Former Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Former Certificate, there shall be paid to the record holder of the certificates representing whole shares of the applicable Commodore Capital Stock issued in exchange therefor, without interest, (i) at the time of such surrender or as promptly as practicable thereafter, the amount of dividends or other distributions, if any, theretofore payable by Commodore with respect to such whole shares of Commodore Capital Stock the payment date for which was on or prior to such surrender, and
     (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Commodore Capital Stock. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividend or other distribution.

               (i) Transfer Taxes; Withholding. If any Commodore Certificate or cash in lieu of any fractional shares is to be paid to or issued in a name other than that in which the Former Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Former Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Commodore Certificate and the distribution of such cash payment in a name other than that of the registered holder of the Former Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Commodore or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Commodore Capital Stock or Lanxide Capital Stock such amounts as Commodore or the Exchange Agent are required to deduct and withhold under the Internal Revenue Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Commodore or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Commodore Capital Stock or Lanxide Capital Stock in respect of whom such deduction and withholding was made by Commodore or the Exchange Agent.

               (j)  No Further Ownership Rights in Lanxide Capital
     Stock.   All shares of Commodore Capital Stock issued and all
     cash in lieu of fractional shares paid upon the surrender for exchange of shares of Lanxide Capital Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Lanxide Capital Stock (provided, however, that after the Effective Time Commodore shall, on behalf of Lanxide, pay as provided in Section 3.7(h) any dividends or make any other distributions (in Commodore Capital Stock in the case of stock dividends) with a record date prior to the Effective Time which may have been declared by Commodore or Lanxide on such shares of Lanxide Capital Stock prior to the date hereof or which may be declared after the date hereof in accordance with the terms of this Agreement and which remain unpaid at the Effective Time). Subject to this Section 3.7(j), if, after the Effective Time, former Certificates are presented to Commodore or Surviving Corporation, as applicable, for any reason, they shall be canceled and exchanged as provided in this Article Three.

               (k) Abandoned Property Laws. Payment or delivery of any shares of Commodore Capital Stock, any cash in lieu of fractional shares of Commodore Capital Stock and any dividends or distributions with respect to Commodore Capital Stock shall be subject to applicable abandoned property, escheat and similar laws, and neither Commodore nor the Surviving Corporation shall be liable to any holder of shares of Commodore Capital Stock or Lanxide Capital Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

          3.8  Lanxide Stock Options, Lanxide Warrants, Deferred
     Compensation Plans and Benefit Plans.

               (a) Lanxide Stock Options. At the Effective Time of the Merger, each outstanding Lanxide Stock Option issued by Lanxide pursuant to any Lanxide Stock Option Plan in effect as at the Effective Time of the Merger, or otherwise issued by any of the Lanxide Companies, whether vested or unvested, shall be assumed by Commodore. Thereafter, each Lanxide Stock Option shall be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Lanxide Stock Option, that number of shares of Commodore Stock which shall be equal to the product derived by multiplying (i) the number of shares of Lanxide Common Stock that were subject to such Lanxide Stock Option immediately prior to the Effective Time, by (ii) the Common Stock Exchange Ratio, at an exercise price per share of Commodore Common Stock which shall be equal to the product derived by multiplying (x) the exercise price per share of Lanxide Common Stock subject to such Lanxide Stock Option immediately prior to the Effective Time, by (y) the Common Stock Exchange Ratio Reciprocal, in each case, in accordance with and subject to the applicable anti-dilution provisions of each of the Lanxide Stock Options; provided, however, that all Lanxide Stock Options held by senior officers of Lanxide and by Messrs. Jonathan Hinton and R. Michael Rice shall become fully vested at the Effective Time and shall not expire as a result of such individual's failure to remain an employee or consultant of Lanxide. The assumption hereinabove provided for shall be accomplished in a manner that shall, in all respects, comply with the requirements of the Internal Revenue Code with respect to each Lanxide Stock Option that is an incentive stock option (as defined in Section 422(b) of the Internal Revenue Code) including any requirement that the assumption of such Lanxide Stock Option by Commodore shall not give to the holder any additional benefits that he did not have prior to such assumption, and Commodore may make any changes that it deems necessary or desirable with respect to such assumption in order to satisfy the requirements of the Internal Revenue Code.

               (b)  Lanxide Warrants.   At the Effective Time of the
     Merger, each outstanding Lanxide Warrant issued by Lanxide shall be assumed by Commodore. Thereafter, each Lanxide Warrant shall be deemed to entitle the holder thereof to purchase, on the same terms and conditions as were applicable under such Lanxide Warrant, that number of validly issued, fully paid and nonassessable shares of Commodore Common Stock which shall be equal to the product derived by multiplying (i) the number of full shares of Lanxide Common Stock purchasable upon exercise of each of the Lanxide Warrants outstanding immediately prior to the Effective Time, by (ii) the Common Stock Exchange Ratio, at an exercise price per share of Commodore Common Stock which shall be equal to the product derived by multiplying (x) the applicable per share exercise price(s) set forth in each of the Lanxide Warrants outstanding immediately prior to the Effective Time of the Merger, by (y) the Common Stock Exchange Ratio Reciprocal; in each case in accordance with and subject to the applicable anti-dilution provisions of each of the Lanxide Warrants; provided, however, that Lanxide Warrants held by Senior Executive Officers and by Messrs. Hinton and Rice shall become fully vested at the Effective Time and shall not expire as a result of the failure of such individual to remain an employee of or consultant to Lanxide.

               (c) Lanxide Deferred Compensation Plans. At the Effective Time of the Merger, the obligation of Lanxide to issue each share of Lanxide Common Stock issuable by Lanxide pursuant to any Lanxide Deferred Compensation Plan shall be assumed by Commodore. Thereafter, each right to purchase each share of Lanxide Common Stock issuable under any Lanxide Deferred Compensation Plan shall be deemed to entitle the holder thereof to purchase, on the same terms and conditions as were applicable under such Lanxide Deferred Compensation Plan, that number of validly issued, fully paid and nonassessable shares of Commodore Common Stock which shall be equal to the product derived by multiplying (i) the number of full shares of Lanxide Common Stock purchasable under such Lanxide Deferred Compensation Plan immediately prior to the Effective Time, by (ii) the Common Stock Exchange Ratio, at an exercise price per share of Commodore Common Stock which shall be equal to the product derived by multiplying (x) the applicable per share exercise price(s) set forth in the applicable Lanxide Deferred Compensation Plan in effect immediately prior to the Effective Time of the Merger, by
     (y) the Common Stock Exchange Ratio Reciprocal.

               (d)  Intentionally left blank.

               (e) Actions by Commodore. Commodore shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Commodore Common Stock for delivery upon exercise of Commodore Stock Options, Lanxide Stock Options, Lanxide Warrants and Lanxide Deferred Compensation Plans assumed by it pursuant to this Section 3.9 and the Assumption Agreements. As soon as practicable after the Effective Time, Commodore shall file a registration statement on Form S-1 or Form S-8 (which may be filed as a post-effective amendment to the Merger Registration Statement), or any successor forms, or another appropriate form with respect to the issuance of shares of Commodore Common Stock upon exercise of such Commodore Stock Options, Lanxide Stock Options, Lanxide Warrants and Lanxide Deferred Compensation Plans, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Commodore Stock Options, Lanxide Stock Options, Lanxide Warrants and Lanxide Deferred Compensation Plans remain outstanding.

               (f) No Effect on Other Employee Benefit Plans. The Merger shall have no effect on the terms and conditions of any other employee benefit plans and arrangements of any of the Lanxide Companies, all of which shall remain in full force and effect (and subject to amendment and termination) following the Effective Time of the Merger in accordance with their respective terms.

          3.9  Adjustment of the Exchange Ratio.

               In the event of any stock split, combination, reclassification or stock dividend with respect to Commodore Common Stock, any change or conversion of Commodore Common Stock into other securities; or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio, and thereafter all references in this Agreement to the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio shall be deemed to be to the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio as so adjusted.

                                ARTICLE FOUR

                 STRUCTURE OF COMMODORE AND RELATED MATTERS

          4.1  Commodore Capital Stock.

               The terms, designations, preferences, limitations, privileges, and relative rights of each of Commodore Series AA Preferred Stock, Commodore Series B Preferred Stock, Commodore Series C Preferred Stock and Commodore Series D Preferred Stock shall be as set forth in the Restated Commodore Charter attached hereto as Exhibit 1.

          4.2  Board of Directors.

               (a) From and after the Effective Time, Commodore shall take all necessary action so that the Board of Directors of Commodore and of the Surviving Corporation shall consist of the following seven (7) persons: Bentley J. Blum ("Blum"), Paul E. Hannesson ("Hannesson"), Marc S. Newkirk ("Newkirk"), J. Frederick Van Vranken, Jr. ("Van Vranken"), Kenneth L. Adelman ("Adelman"), Herbert A. Cohen ("Cohen") and David L. Mitchell ("Mitchell"). Such persons shall continue to serve as members of the Board of Directors of Commodore and Lanxide until the annual meeting of stockholders of Commodore immediately following the Effective Time of the Merger, or until their successors shall be duly elected or appointed and qualify in the manner provided in their respective By-laws, or as otherwise provided by applicable law.

               (b) The respective Boards of Directors of the Commodore Subsidiaries and the Lanxide Subsidiaries shall be such persons as the Board of Directors of Commodore and the Surviving Corporation shall respectively determine, with such persons to hold such positions until their successors shall have been duly elected or appointed and qualify in the manner provided in the By-laws of the respective Subsidiaries, or as otherwise provided by applicable law; provided, that the Board of Directors of CAT shall consist of Messrs. Blum, Hannesson, Adelman, Cohen and Mitchell, until the next annual meeting of stockholders of CAT or until the successors to such persons shall have been duly elected or appointed and qualify in the manner provided in the By-laws of CAT, or as otherwise provided by applicable law.

               (c) If prior to the Effective Time any of the individuals named in Section 4.2(a) hereof resigns, retires, or otherwise ceases to serve as a director of the Surviving Corporation or Commodore, as the case may be, or otherwise becomes unable or unwilling to serve as a director of Commodore or the Surviving Corporation, his replacement shall be chosen by a majority of the remaining members on the Board of Directors of Commodore.

               (d) Unless otherwise determined by the Board of Directors of Commodore, following the Effective Time, meetings of the Board of Directors of Commodore shall be held in New York and Delaware on a rotating basis designed to cause approximately one-half of such meetings to be held in New York and one-half of such meetings to be held in Delaware during each year.

          4.3 Management. The principal executive officers of each of Commodore and the Surviving Corporation upon the Effective Time of the Merger shall be those persons set forth on Exhibit 5 annexed hereto.

          4.4 Headquarters of Commodore and Subsidiaries. Following the Effective Time, unless otherwise determined by the Board of Directors of Commodore, the principal corporate offices of Commodore shall be located in New York, New York, the principal corporate offices of the Surviving Corporation and the Lanxide Subsidiaries shall be located in Newark, Delaware, the principal corporate offices of CAT shall be located in Houston, Texas, the principal corporate offices of CST shall be located in Atlanta, Georgia, and the principal corporate offices of CRT shall be located in New York, New York.

          4.5  Indemnification; Directors and Officers' Insurance.

               (a) For six years after the Effective Time, Commodore shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or agent (an "Indemnified Person") of any of the Commodore Companies or the Lanxide Companies against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is or was a director, officer, employee or agent of one or more of the Commodore Companies or the Lanxide Companies or is or was serving at the request of one or more of the Commodore Companies or the Lanxide Companies as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the DGCL, the certificates of incorporation or by-laws of Commodore or the Surviving Corporation or any indemnification agreement in effect at the date hereof or as of the Effective Time, including provisions relating to advancement of expenses incurred in the defense of any such Claim; provided, however, that neither Commodore nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Commodore or the Surviving Corporation, or unless such proceeding is brought to enforce rights under this Section 4.5. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, Commodore shall, and/or shall cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

               (b) Commodore and Lanxide agree that all rights to indemnification or liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the certificates of incorporation or by-laws of any of the Commodore Companies or Lanxide Companies and any indemnification agreement in effect at the date hereof or as of the Effective Time, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights, liabilities and limitations are consistent with the DGCL; provided, however, that in the event any Claim is asserted or made within such six-year period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; provided, further, that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the certificate of incorporation or by-laws of any of the Commodore Companies or Lanxide Companies or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Commodore; and, provided, further, that nothing in this Section
     4.5 shall impair any rights or obligations of any current or former director or officer of any of the Commodore Companies or Lanxide Companies.

               (c) Commodore or the Surviving Corporation shall maintain Lanxide's and Commodore's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Date; provided, however, that Commodore may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided, further, that if the existing D&O Insurance expires or is canceled during such period, Commodore and the Surviving Corporation shall use their best efforts to obtain substantially similar D&O Insurance; and, provided, further, that neither Commodore nor the Surviving Corporation shall be required to pay an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the Effective Time, but in such case shall purchase as much coverage as possible for such amount.

               (d) The provisions of this Section 4.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

          4.6 Commodore Stockholder Meeting. Subject to the fiduciary duties of the Board of Directors of Commodore (the "Commodore Board") under applicable law (as determined by the Commodore Board in good faith after consultation with and based upon advice of counsel), the Commodore Board will take all action necessary in accordance with applicable law and Commodore's Certificate of Incorporation and By-laws to duly call and hold, as promptly as practicable on a date to be mutually agreed upon by Commodore and Lanxide, a meeting of Commodore's stockholders (the "Commodore Stockholders Meeting") for the purpose of considering and voting upon this Agreement, the Merger, the Restated Commodore Charter and related transactions contemplated hereby (collectively, the "Commodore Merger Proposal"). The Commodore Board will, subject to its fiduciary duties under applicable law (as determined by the Commodore Board in good faith after consultation with and based upon advice of counsel), recommend that Commodore's stockholders vote in favor of approval and adoption of the Commodore Merger Proposal, and Commodore will use its best efforts to solicit from its stockholders proxies in favor of approval and adoption of the Commodore Merger Proposal. Subject to their fiduciary duties under applicable law (as determined by the Commodore Board in good faith after consultation with and based upon advice of counsel), the Commodore Board will not withdraw its recommendation that the stockholders of Commodore vote in favor of the approval and adoption of the Commodore Merger Proposal (except as contemplated by Sections 9.2(f) or 10.1(e) of this Agreement).

          4.7 Lanxide Stockholder Meeting. Subject to the fiduciary duties of the Board of Directors of Lanxide (the "Lanxide Board") under applicable law (as determined by the Lanxide Board in good faith after consultation with and based upon advice of counsel), the Lanxide Board will take all action necessary in accordance with applicable law and Lanxide's Certificate of Incorporation and By-laws to duly call and hold, as promptly as practicable on a date to be mutually agreed upon by Lanxide and Commodore, a meeting of Lanxide's stockholders (the "Lanxide Stockholders' Meeting") for the purpose of considering and voting upon this Agreement and the Merger and related transactions contemplated hereby (collectively, the "Lanxide Merger Proposal"). The Lanxide Board will, subject to their fiduciary duties under applicable law (as determined by the Lanxide Board in good faith after consultation with and based upon advice of counsel), recommend that Lanxide's stockholders vote in favor of approval and adoption of the Lanxide Merger Proposal, and Lanxide will use its best efforts to solicit from its stockholders proxies in favor of approval and adoption of the Lanxide Merger Proposal. Subject to their fiduciary duties under applicable law (as determined by the Lanxide Board in good faith after consultation with and based upon advise of counsel), the Lanxide Board will not withdraw its recommendation that the stockholders of Lanxide vote in favor of the approval and adoption of the Lanxide Merger Proposal (except as contemplated by Sections 9.3(f) or 10.1(e) of this Agreement).

          4.8 Joint Proxy Statement and Registration Statement. Commodore and Lanxide shall promptly prepare and file with the SEC the Merger Registration Statement containing therein the preliminary Joint Proxy Statement as soon as reasonably practicable, and shall use their respective best efforts to (i) have the Merger Registration Statement declared effective and the Joint Proxy Statement cleared as soon as practicable, (ii) promptly respond to the comments of the SEC thereon and (iii) cause Commodore to take any reasonable actions required to be taken under applicable state securities or "blue sky" laws in connection with the issuance of the securities of Commodore to be covered by the Merger Registration Statement. As soon as practicable after the SEC clears the Merger Registration Statement and related Joint Proxy Statement (as the same may be amended from time to time in response to comments received from the SEC), Commodore will request acceleration of the effective date of the Merger Registration Statement so that the same may be declared effective by the SEC under the 1933 Act, and Commodore and Lanxide shall each cause to be mailed to their respective stockholders of record the definitive Joint Proxy Statement in the form cleared for mailing to stockholders by the SEC. There shall have been registered under the 1933 Act pursuant to the Merger Registration Statement: (i) all shares of Commodore Common Stock being issued to stockholders of Lanxide in the Merger in exchange for outstanding shares of Lanxide Common Stock and Lanxide Series A Preferred Stock, and (ii) all shares of Commodore Common Stock potentially issuable upon (A) exercise of Lanxide Warrants and Lanxide Stock Options, and (B) issuable pursuant to the Lanxide Deferred Compensation Plans, as applicable. Each of Commodore and Lanxide shall notify the other promptly of the receipt of any comments of the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Merger Registration Statement or for additional information and shall supply one another with copies of all correspondence with the SEC with respect to any of the foregoing filings. If at any time prior to the Commodore Stockholders Meeting or the Lanxide Stockholders' Meeting any event should occur relating to Commodore or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment of, or supplement to, the Joint Proxy Statement or the Merger Registration Statement, Commodore shall promptly inform Lanxide. If at any time prior to the Lanxide Stockholders' Meeting or the Commodore Stockholders Meeting any event should occur relating to Lanxide or any of its Subsidiaries or any of their respective officers, directors or affiliates which should be described in an amendment of, or supplement to, the Joint Proxy Statement or the Merger Registration Statement, Lanxide shall promptly inform Commodore. Whenever any event occurs which should be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Merger Registration Statement, Commodore and Lanxide shall, upon learning of such event, cooperate with each other to promptly prepare, file and clear with the SEC and (if required by applicable law) mail such amendment or supplement to the stockholders of Commodore and Lanxide.

          4.9 Letters from Accountants. Commodore will use its best efforts to cause to be delivered to Lanxide and Commodore a "comfort letter" of Tanner + Co., Commodore's independent auditors, dated a date within two business days before the date on which the Merger Registration Statement becomes effective and addressed to Lanxide and Commodore, in form reasonably satisfactory to Lanxide and Commodore in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Commodore and its Subsidiaries contained in the Merger Registration Statement. Lanxide will use its best efforts to cause to be delivered to Commodore a "comfort letter" of Price Waterhouse, LLP, Lanxide's independent auditors, dated a date within two business days before the date on which the Merger Registration Statement becomes effective and addressed to Commodore, in form reasonably satisfactory to Commodore and in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Lanxide and its Subsidiaries contained in the Merger Registration Statement.

          4.10 State Takeover Statutes. Lanxide will, upon the request of Commodore, take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by Commodore to the validity or applicability to the Merger of any state takeover law.

          4.11 Listing on Nasdaq. Commodore shall use its reasonable best efforts to cause: (a) the shares of Commodore Common Stock issued and outstanding immediately prior to the Effective Time;
     (b) the shares of Commodore Common Stock issued in connection with the Commodore Public Offering Registration Statement and (c) the shares of Commodore Common Stock issued to Lanxide stockholders at the Effective Time of the Merger to be included for listing on Nasdaq on the Effective Date of the Merger or as soon thereafter as is practicable; and shall further use its reasonable best efforts to cause all additional Commodore Common Stock Equivalents potentially issuable following the Effective Time of the Merger upon (i) exercise of Lanxide Warrants and Lanxide Stock Options, and (ii) issuable pursuant to the Lanxide Deferred Compensation Plans, to be included for listing on the Nasdaq upon issuance thereof. If Commodore is unable to effect such listing on the Nasdaq National Market, such shares of Commodore Common Stock and Common Stock Equivalents may be listed on the Nasdaq SmallCap Market.

          4.12 Certificate of Incorporation and By-laws of Commodore. At the Effective Time of the Merger (i) the Certificate of Incorporation of Commodore in effect immediately prior to the Effective Time shall be amended and restated pursuant to the Restated Commodore Charter in the form and content set forth as
     Exhibit 1; and (ii) the By-laws of Commodore in effect immediately prior to the Effective Time shall read in their entirety as set forth in Exhibit 4 until thereafter amended as in accordance with applicable law.

                                ARTICLE FIVE

                 REPRESENTATIONS AND WARRANTIES OF LANXIDE

          Lanxide hereby represents and warrants to Commodore as follows:

          5.1 Organization, Standing, and Authority. Lanxide is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, other than those in which the failure to be duly qualified would not reasonably be expected to have a Material Adverse Effect on Lanxide, and has corporate power and authority to carry on its business as now conducted and to own, lease, and operate its assets, properties, and business, and to execute and deliver this Agreement and perform the respective terms of this Agreement. Lanxide has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as is now being conducted, other than those the absence of which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Lanxide.

          5.2  Capital Stock.

               (a) As of the date hereof, the authorized capital stock of Lanxide consists of (i) 25,000,000 shares of Lanxide Common Stock, of which as of the date hereof, 1,325,592 shares are issued and outstanding, and (ii) 15,000,000 shares of Lanxide Preferred Stock, $.01 par value, of which 1,109,161 shares of Lanxide Series A Preferred Stock and 26,100 shares of Lanxide Series E Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Lanxide Capital Stock are validly issued, fully paid and nonassessable. None of the outstanding shares of Lanxide Capital Stock has been issued in violation of any preemptive rights of the current or past stockholders of Lanxide. As of the date hereof, Lanxide has reserved (i) 412,549 shares of Lanxide Common Stock for issuance upon conversion of the outstanding shares of Lanxide Series A Preferred Stock, (ii) an aggregate of 140,263 shares of Lanxide Common Stock issuable upon exercise of outstanding Lanxide Warrants, (iii) an aggregate of 331,281 shares of Lanxide Common Stock issuable upon exercise of outstanding options for Lanxide Common Stock granted by any of the Lanxide Companies, including those set forth on Section 5.2(a) of the Lanxide Disclosure Schedule, pursuant to which options covering not more than 307,048 shares of Lanxide Common Stock were outstanding as of the date hereof, (iv) a maximum aggregate of 59,481 shares of Lanxide Common Stock issuable pursuant to the Lanxide Deferred Compensation Plans and (v) an aggregate of 55,583 shares of Lanxide Common Stock issuable upon exercise of the Lanxide Unit Warrants.

               (b) Except as set forth in Section 5.2(a) of this Agreement, on Section 5.2(a) of the Lanxide Disclosure Schedule or Section 5.2(b) of Lanxide Disclose Schedule, there are no shares of capital stock or other equity securities of Lanxide outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Lanxide or contracts, commitments, understandings, or arrangements by which Lanxide is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. There are no contracts, commitments, understandings, or arrangements by which Lanxide or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Lanxide Subsidiary, except for a transfer to Lanxide or any wholly-owned Lanxide Subsidiary, and, except as disclosed on the Lanxide Disclosure Schedule, there are no agreements, understandings, or commitments relating to the rights of Lanxide to vote or to dispose of such shares.

          5.3 Lanxide Subsidiaries. Section 5.3 of the Lanxide Disclosure Schedule lists all of the Lanxide Subsidiaries in existence as of the date of this Agreement. Except as set forth on Section 5.3(a) of the Lanxide Disclosure Schedule, no equity securities of any of the Lanxide Subsidiaries are or may become required to be issued (other than to Lanxide) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Lanxide Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any Lanxide Subsidiary is bound to issue (other than to Lanxide) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as provided in the Lanxide Disclosure Schedule, all of the shares of capital stock of each Lanxide Subsidiary held by Lanxide or another wholly-owned Lanxide Subsidiary are fully paid and nonassessable and are owned by Lanxide or any Lanxide Subsidiary free and clear of any claim, lien, or encumbrance. Each Lanxide Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized; has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted; and has all federal, state, local, and foreign governmental authorization necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such governmental authorizations the absence of which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Lanxide.

          5.4  Authority.

               (a) Lanxide has all requisite power and authority to execute and deliver this Agreement and, subject to the approval of Lanxide's stockholders with respect to the Merger and the related transactions, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Lanxide, subject, with respect to this Agreement, to the approval of the stockholders of Lanxide. This Agreement, subject to any requisite stockholder approval hereof, has been duly executed and delivered by Lanxide and constitutes a legal, valid, and binding obligation of Lanxide, enforceable against Lanxide in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The preparation of the joint Proxy Statement to be filed with the SEC has been duly authorized by the Board of Directors of Lanxide.

               (b) Prior to the execution and delivery of this Agreement, the Board of Directors of Lanxide (at a meeting duly called and held) has (i) approved this Agreement and the Merger and the other transactions contemplated hereby, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of Lanxide capital stock and (iii) except as may be required to comply with its fiduciary duties under applicable law as advised by counsel, determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to Lanxide's stockholders for approval and adoption at the Lanxide Stockholders' Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Lanxide Common Stock are the only votes of the holders of any class or series of Lanxide's capital stock necessary to approve the Merger.

          5.5 Consents and Approvals; No Violations. Except as set forth on Section 5.5 of the Lanxide Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Lanxide or any of its Subsidiaries under:
     (i) any provision of the Certificate of Incorporation or By-laws of Lanxide or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to Lanxide or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lanxide or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Lanxide and would not materially impair the ability of Lanxide to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign (including provincial) or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Lanxide or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Lanxide or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the Securities Laws and any state securities or "blue sky" laws; (ii) for the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Lanxide or any of its Subsidiaries is qualified to do business; and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Lanxide and would not materially impair the ability of Lanxide to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          5.6   [INTENTIONALLY OMITTED]

          5.7  Tax Matters.

               (a) All federal, state, local, and foreign tax returns required to be filed by or on behalf of any of the Lanxide Companies have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending on or before September 30, 1995 and all returns filed are complete and accurate to the best information and belief of Lanxide, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Lanxide. All taxes shown on filed returns have been timely paid and Lanxide and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of such taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect on Lanxide. As of the date of this Agreement, there is no audit, examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that would reasonably be expected to have a Material Adverse Effect on Lanxide, except as reserved against in the Lanxide Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

               (b) None of the Lanxide Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for any of the Lanxide Companies for the period or periods through and including June 30, 1996, has been made and will be reflected on the June 30, 1996 unaudited Lanxide financial statements included in the Lanxide Financial Statements.

               (d) Deferred taxes of the Lanxide Companies have been provided for in accordance with GAAP.

          5.8  Lanxide Joint Ventures.   The Lanxide Disclosure
     Schedule annexed hereto lists all of the active and inactive joint ventures among Lanxide or a Lanxide Subsidiary and any third person, firm or corporation (individually, a "Lanxide Joint Venture" and, collectively, "Lanxide Joint Ventures") as of the date of this Agreement. The principal terms and conditions of each Lanxide Joint Venture are disclosed on Section 5.8 of the Lanxide Disclosure Schedule (which Schedule may make reference to, or incorporate therein, the disclosures contained in specific documents previously filed by Lanxide with the SEC).

          5.9  Properties.      Except as disclosed or reserved
     against in the Lanxide Financial Statements, the Lanxide Companies have good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character, all of the material properties and assets, tangible or intangible, reflected in the Lanxide Financial Statements as being owned by the Lanxide Companies as of the date hereof, except for such title or interest the failure of which would not have, individually or in the aggregate, a Material Adverse Effect on Lanxide. To the best knowledge of Lanxide's management, all buildings, and all fixtures, equipment, and other property and assets held under leases or subleases by any of the Lanxide Companies, are held under valid instruments which are in full force and effect (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought) and each of the Lanxide Companies has complied with the terms of all such leases or subleases to which it is a party and under which it is in occupancy, except for failure to comply or be in full force and effect which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Lanxide. To the best knowledge of Lanxide's management, the policies of fire, theft, liability, and other insurance maintained with respect to the assets or businesses of the Lanxide Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the Lanxide Companies is a named insured are believed to be sufficient.

          5.10 Compliance with Laws. To the best knowledge of Lanxide's management, each of the Lanxide Companies:

               (a) is in compliance with all laws, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business, the breach or violation of which would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect on Lanxide; and

               (b) has received no notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that any of the Lanxide Companies is not in compliance with any of the statutes, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which as a result of such noncompliance, would reasonably be likely, individually or in the aggregate, to result in a Material Adverse Effect on Lanxide, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect on Lanxide; or (iii) requiring any of the Lanxide Companies to enter into a cease and desist order, agreement, or memorandum of understanding.

          5.11 Employee Benefit Plans.

               (a) Lanxide has made available for inspection to Commodore prior to the execution of this Agreement, complete and correct copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, any other written employee program, arrangement, or agreement, any medical, vision, dental, or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Lanxide Companies or affiliate thereof for the benefit of their employees, retirees, dependents, spouses, directors, independents, spouses, directors, independent contractors, or other beneficiaries that are eligible to participate, whether arrived at through collective bargaining or otherwise (collectively, the "Lanxide Benefit Plans"), and has delivered to Commodore prior to the execution of this Agreement a summary of such Lanxide Benefit Plans. Any of the Lanxide Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No Lanxide Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

               (b) All Lanxide Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code, and any other applicable laws, rules, and regulations except in instances in which such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Lanxide.

               (c) No Lanxide ERISA Plan is a defined benefit pension plan.

          5.12 No Existing Violation; Default.

               (a) Neither Lanxide nor any of its Subsidiaries is in violation of (i) its charter or other organizational documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any governmental entity having jurisdiction over Lanxide or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Lanxide. The properties, assets and operations of Lanxide and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and the protection of the environment (collectively, "Worker Safety Laws"). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, to the knowledge of Lanxide management, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of Lanxide or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect on Lanxide.

               (b) There is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money and there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which Lanxide or any of its Subsidiaries is a party or by which Lanxide or any such Subsidiary or any of their respective properties, assets or business[es] is bound which would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Lanxide.

          5.13 Material Contracts. Except as reflected in the Lanxide Financial Statements, none of the Lanxide Companies, nor any of their respective assets, business, or operations is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case would be required to be filed as an exhibit to a Form 10-K that has not been timely filed as an exhibit in an SEC Document previously filed by Lanxide with the SEC and identified to Commodore.

          5.14 Material Contract Defaults. None of the Lanxide Companies is in default, nor to the best knowledge of Lanxide is any other party in material default, in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which such Lanxide Company is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, except for such breaches and defaults which would not be expected to have, individually or in the aggregate, a Material Adverse Effect on Lanxide, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a breach or default. Neither Lanxide nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, Lanxide or any such Subsidiary is entitled to conduct all or any material portion of the business of Lanxide and its Subsidiaries taken as a whole.

          5.15 Legal Proceedings. Except as set forth on Section 5.15 of the Lanxide Disclosure Schedule, there are no actions, suits, or proceedings instituted or pending, or to the best knowledge of Lanxide's management, threatened (or unasserted but considered probable of assertion any of which if asserted would have at least a reasonable probability of an unfavorable outcome) against any of the Lanxide Companies, or against any property, asset, interest, or right of any of them, that are reasonably expected to have either individually or in the aggregate, a Material Adverse Effect on Lanxide or that are reasonably expected to materially threaten or materially impede the consummation of the transactions contemplated by this Agreement. None of the Lanxide Companies is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

          5.16 Absence of Certain Changes or Events. Since June 30, 1996, except as disclosed on the Lanxide Disclosure Schedule, in the Lanxide Financial Statements or in an SEC Document identified to Commodore, (i) neither Lanxide nor any of its Subsidiaries has entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on Lanxide; (ii) neither Lanxide nor any of its Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on Lanxide; (iii) there has been no material change in the indebtedness of Lanxide and its Subsidiaries, no change in the outstanding shares of capital stock of Lanxide except for the issuance of shares of Lanxide Common Stock pursuant to the Lanxide Stock Options and Lanxide Warrants and no dividend or distribution of any kind declared, paid or made by Lanxide on any class of its capital stock except for dividends required to be paid on currently outstanding shares of the Lanxide Preferred Stock; and (iv) there has been no event causing a Material Adverse Effect on Lanxide, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Lanxide; and during the period from September 30, 1995 through the date of this Agreement, neither Lanxide nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 7.1 or 7.2 hereof.

          5.17 Intellectual Property. Lanxide and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, software, mailing lists and other intellectual property rights (collectively, the "Lanxide Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither Lanxide nor any such Subsidiary has received any notice of infringement of or conflict with, and, to Lanxide's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Lanxide Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Lanxide or result in material adverse publicity for Lanxide.

          5.18 Labor Matters. Except as disclosed on Section 5.18 of the Lanxide Disclosure Schedule, neither Lanxide nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for Lanxide or any of its Subsidiaries (the "Lanxide Business Personnel") or any representative of any Lanxide Business Personnel. Except as set forth on the Lanxide Disclosure Schedule, neither Lanxide nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Lanxide Business Personnel, and there is no unfair labor practice complaint pending against Lanxide or any of its Subsidiaries with respect to Lanxide Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Lanxide. Except as set forth on the Lanxide Disclosure Schedule, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Lanxide, threatened against Lanxide or any of its Subsidiaries, and neither Lanxide nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years, except for any of the foregoing which would not have a Material Adverse Effect on Lanxide.

          5.19 SEC Filings. Lanxide has filed all documents required to be filed prior to the date hereof by it and its Subsidiaries with the SEC (the "Lanxide SEC Documents"). As of their respective dates, or if amended as of the date of the last such amendment, the Lanxide SEC Documents complied, and all documents required to be filed by Lanxide or any of its Subsidiaries with the SEC after the date hereof and prior to the Effective Time (the "Subsequent Lanxide SEC Documents") will comply, in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Lanxide SEC Documents contained, and the Subsequent
     Lanxide SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements of Lanxide included in the Lanxide SEC documents are in accordance with the books and records of the Lanxide Companies and fairly present, and those to be included in the Subsequent Lanxide SEC Documents will be in accordance with the books and records of the Lanxide Companies and will fairly present, the consolidated financial position of Lanxide and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the
     SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since September 30, 1994, Lanxide has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

          5.20 Environmental Matters.

               (a) Lanxide and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Lanxide and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for failures to comply which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Lanxide. Neither Lanxide nor any of its Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Lanxide or any of its Subsidiaries is not in such compliance, and there are no past or present actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future.

               (b) No transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Surviving Corporation and its Subsidiaries to conduct their respective businesses in full compliance with all applicable Environmental Laws immediately following the Closing Date, as conducted by Lanxide and its Subsidiaries immediately prior to the Closing Date.

               (c) There is no Environmental Claim pending or, to the knowledge of Lanxide, threatened against Lanxide or any of its Subsidiaries or, to the knowledge of Lanxide, against any Person whose liability for any Environmental Claim Lanxide or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Lanxide.

               (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material, which could form the basis of any Environmental Claim against Lanxide or any of its Subsidiaries, or to the knowledge of Lanxide, against any Person whose liability for any Environmental Claim Lanxide or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Lanxide.

               (e) Neither Lanxide nor any of its Subsidiaries has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently owned, operated or leased by Lanxide or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of Lanxide and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances into the indoor or outdoor environment), except where Lanxide and its Subsidiaries have failed to comply with Environmental Laws applicable to the above matters or have failed to store such inventories and wastes in a manner described above and such failures would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on Lanxide.

               (f) Lanxide has made available for inspection to Commodore, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Lanxide or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Lanxide or any of its Subsidiaries, or regarding Lanxide's or any of its Subsidiaries' compliance with applicable Environmental Laws.


                                ARTICLE SIX

                REPRESENTATIONS AND WARRANTIES OF COMMODORE

          Commodore hereby represents and warrants to Lanxide as follows:

          6.1 Organization, Standing, and Authority. Commodore is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified other than those in which the failure to be duly qualified would not reasonably be expected to have a Material Adverse Effect on Commodore, and has corporate power and authority to carry on its business as now conducted and to own, lease, and operate its assets, properties, and business, and to execute and deliver this Agreement and perform the respective terms of this Agreement. Commodore has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as is now being conducted, other than those the absence of which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Commodore.

          6.2  Capital Stock.

               (a) As of the date hereof, the authorized capital stock of Commodore consists of (i) 100,000,000 shares of Commodore Common Stock, of which as of the date hereof, 57,924,368 shares are issued and outstanding, and (ii) 10,000,000 shares of Commodore Preferred Stock, par value $.01 per share, of which 3,000,000 shares of Commodore Series AA Preferred Stock, 1,534,709 shares of Commodore Series B Preferred Stock, and 106,458.33 shares of Commodore Series C Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Commodore Capital Stock are validly issued, fully paid and nonassessable. None of the outstanding shares of Commodore Capital Stock has been issued in violation of any preemptive rights of the current or past stockholders of Commodore. As of September 30, 1996, Commodore has reserved (i) 4,000,000 shares of Commodore Common Stock for issuance upon conversion of the outstanding Commodore Convertible Notes, (ii) 511,570 shares of Commodore Common Stock for issuance upon possible conversion of the outstanding shares of Commodore Series B Preferred Stock,
     (iii) a maximum of 2,129,167 shares of Commodore Common Stock for issuance upon possible conversion of outstanding shares of Commodore Series C Preferred Stock, (iv) an aggregate of 17,945,653 shares of Commodore Common Stock issuable upon exercise of outstanding Commodore Warrants, and (v) an aggregate of 3,135,000 shares of Commodore Common Stock issuable upon exercise of outstanding Commodore Stock Options were outstanding as of September 30, 1996. In addition to the foregoing, Commodore has pledged as collateral to secure payment of the outstanding Commodore Convertible Notes an aggregate of 8,000,000 additional shares of Commodore Common Stock, which shares shall be returned to Commodore for cancellation upon either prepayment of such notes or conversion thereof into shares of Commodore Common Stock at a conversion price of $1.00 per share (subject to reduction as a result of the Commodore Reverse Stock Split), all as contemplated by Section 7.9 hereof.

               (b) It is anticipated that on or about November 13, 1996, the Board of Directors of Commodore shall adopt the 1997 Commodore Stock Option Plan and shall grant (subject to ratification by the requisite majority of Commodore stockholders at the Commodore stockholders meeting called to approve the Merger) to the following Senior Executive Officers, the number of 1997 Commodore Stock Options listed below opposite their respective names, all of which shall be exercisable at the closing price of Commodore Common Stock on the date the Commodore Board of Directors shall authorize the 1997 Commodore Stock Option Plan and grant such 1997 Commodore Stock Options:

          Paul E. Hannesson - 3,450,000 1997 Commodore Stock Options, of which 950,000 shares shall vest upon grant, and 2,500,000 shall vest over a five year period based upon Mr.
          Hannesson's continued full-time employment with Commodore, at the rate of 20% per annum;

          Edward L. Harper - 2,000,000 1997 Commodore Stock Options, of which 200,000 shares shall vest upon grant, and 1,800,000 shall vest over a five year period based upon Mr. Harper's continued full-time employment with Commodore, at the rate of 20% per annum. In addition, Mr. Harper will receive an aggregate of 375,000 shares of Commodore Common Stock upon execution of his employment agreement with Commodore;

          Marc S. Newkirk - Subject to consummation of the Merger, Mr. Newkirk shall receive an aggregate of 1,500,000 1997
          Commodore Stock Options, which shall vest over a five year period based upon Mr. Newkirk's continued full-time employment with Commodore, at the rate of 20% per annum; and

               (c) Except as set forth in Section 6.2(a) and Section 6.2(b) of this Agreement or on the Commodore Disclosure Schedule, there are no shares of capital stock or other equity securities of Commodore outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Commodore or contracts, commitments, understandings, or arrangements by which Commodore is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. There are no contracts, commitments, understandings, or arrangements by which Commodore or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Commodore Subsidiary, except for a transfer to Commodore or any wholly-owned Commodore Subsidiary, and, except as disclosed on the Commodore Disclosure Schedule, there are no agreements, understandings, or commitments relating to the rights of Commodore to vote or to dispose of such shares.

          6.3 Commodore Subsidiaries. The Commodore Disclosure Schedule annexed hereto lists all of the Commodore Subsidiaries in existence as of the date of this Agreement. No equity securities of any of the Commodore Subsidiaries are or may become required to be issued (other than to Commodore) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Commodore Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any Commodore Subsidiary is bound to issue (other than to Commodore) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as provided in the Commodore Disclosure Schedule, all of the shares of capital stock of each Commodore Subsidiary held by Commodore or another wholly-owned Commodore Subsidiary are fully paid and nonassessable and are owned by Commodore or any Commodore Subsidiary free and clear of any claim, lien, or encumbrance. Except as provided in the Commodore Disclosure Schedule, each Commodore Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized; has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted; and has all federal, state, local, and foreign governmental authorization necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such governmental authorizations the absence of which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Commodore

          6.4  Authority.

               (a) Commodore has all requisite power and authority to execute and deliver this Agreement and, subject to the approval of Commodore's stockholders with respect to the Merger and the related transactions, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Commodore, subject, with respect to this Agreement, to the approval of the stockholders of Commodore. This Agreement, subject to any requisite stockholder approval hereof, has been duly executed and delivered by Commodore and constitutes a legal, valid, and binding obligation of Commodore, enforceable against Commodore in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The preparation of the Joint Proxy Statement and the Merger Registration Statement to be filed with the SEC has been duly authorized by the Board of Directors of Commodore.

               (b) Prior to the execution and delivery of this Agreement, the Board of Directors of Commodore (at a meeting duly called and held) has (i) approved this Agreement and the Merger and the other transactions contemplated hereby, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of Commodore capital stock and
     (iii) except as may be required to comply with its fiduciary duties under applicable law as advised by counsel, determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to Commodore's stockholders for approval and adoption at the Commodore Stockholders' Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Commodore Common Stock are the only votes of the holders of any class or series of Commodore's capital stock necessary to approve the Merger.

               (c) The Board of Directors of each of Commodore and the Merger Subsidiary has approved this Agreement and the Merger for purposes of Section 203(a)(1) of the DGCL.

          6.5 Consents and Approvals; No Violations. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Commodore or any of its Subsidiaries under: (i) any provision of the Certificate of Incorporation or By-laws of Commodore or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to Commodore or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Commodore or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Commodore and would not materially impair the ability of Commodore to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign (including provincial) or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Commodore or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Commodore or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except:
     (i) in connection, or in compliance, with the provisions of the Securities Laws and any state securities or "blue sky" laws; (ii) for the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Commodore or any of its Subsidiaries is qualified to do business; and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Commodore and would not materially impair the ability of Commodore to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          6.6  [INTENTIONALLY OMITTED]

          6.7  Tax Matters.

               (a) All federal, state, local, and foreign tax returns required to be filed by or on behalf of any of the Commodore Companies have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending on or before December 31, 1995 and all returns filed are complete and accurate to the best information and belief of Commodore, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Commodore. All taxes shown on filed returns have been timely paid and Commodore and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of such taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect on Commodore. As of the date of this Agreement, there is no audit, examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that would reasonably be expected to have a Material Adverse Effect on Commodore, except as reserved against in the Commodore Financial Statements or as disclosed in the Commodore Disclosure Schedule. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

               (b) Except as disclosed on the Commodore Disclosure Schedule, none of the Commodore Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for any of Commodore Companies for the period or periods through and including June 30, 1996, has been made and will be reflected on the June 30, 1996 unaudited Commodore financial statements included in the Commodore Financial Statements. To the extent that Commodore shall, prior to the Effective Time, be required to file with the SEC unaudited financial statements as at September 30, 1996 and for the nine months then ended, adequate provision for any federal, state, local, or foreign taxes due or to become due for any of Commodore Companies for the period or periods through and including September 30, 1996, will have been made.

               (d) Deferred taxes of the Commodore Companies have been provided for in accordance with GAAP.

          6.8  Commodore Joint Ventures.   The Commodore Disclosure
     Schedule annexed hereto lists all of the active and inactive joint ventures and joint working arrangements among Commodore, a Commodore Subsidiary (including CAT) and any third person, firm or corporation (individually, a "Commodore Joint Venture" and, collectively, "Commodore Joint Ventures") as of the date of this Agreement. The principal terms and conditions of each Commodore Joint Venture is disclosed on the Commodore Disclosure Schedule (which Schedule may make reference to, or incorporate therein, the disclosures contained in specific documents previously filed by Commodore or CAT with the SEC).

          6.9  Properties.      Except as disclosed or reserved
     against in the Commodore Financial Statements, the Commodore Companies have good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character all of the material properties and assets, tangible or intangible, reflected in the Commodore Financial Statements as being owned by the Commodore Companies as of the date hereof, except for such title or interest the failure of which would not have, individually or in the aggregate, a Material Adverse Effect on Commodore. To the knowledge of Commodore's management, all buildings, and all fixtures, equipment, and other property and assets held under leases or subleases by any of the Commodore Companies, are held under valid instruments which are in full force and effect (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought) and each of the Commodore Companies has complied with the terms of all such leases or subleases to which it is a party and under which it is in occupancy, except for failure to comply or be in full force and effect which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Commodore. To the best knowledge of Commodore's management, the policies of fire, theft, liability, and other insurance maintained with respect to the assets or businesses of the Commodore Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the Commodore Companies is a named insured are believed to be sufficient.

          6.10 Compliance with Laws. To the best knowledge of Commodore's management, each of the Commodore Companies:

               (a) is in compliance with all laws, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business, the breach or violation of which would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect on Commodore; and

               (b) has received no notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that any of the Commodore Companies is not in compliance with any of the statutes, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which as a result of such noncompliance, would reasonably be likely, individually or in the aggregate, to result in a Material Adverse Effect on Commodore, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect on Commodore, or (iii) requiring any of the Commodore Companies to enter into a cease and desist order, agreement, or memorandum of understanding.

          6.11 Employee Benefit Plans.

               (a) Commodore has made available for inspection to Lanxide prior to the execution of this Agreement copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, any other material written employee program, arrangement, or agreement, any medical, vision, dental, or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Commodore Companies or affiliate thereof for the benefit or employees, retirees, dependents, spouses, directors, independents, spouses, directors, independent contractors, or other beneficiaries that are eligible to participate, whether arrived at through collective bargaining or otherwise (collectively, the "Commodore Benefit Plans"), and has delivered to Lanxide prior to the execution of this Agreement a summary of such Commodore Benefit Plans. Any of the Commodore Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No Commodore Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

               (b) All Commodore Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code, and any other applicable laws, rules, and regulations except for instances in which such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Commodore.

               (c) No Commodore ERISA Plan is a defined benefit pension plan.

          6.12 No Existing Violation; Default.

               (a) Neither Commodore nor any of its Subsidiaries is in violation of (i) its charter or other organizational documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any governmental entity having jurisdiction over Commodore or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Commodore. The properties, assets and operations of Commodore and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign Worker Safety Laws. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, to the knowledge of the Commodore management, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of Commodore or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect on Commodore.

               (b) There is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money and there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which Commodore or any of its Subsidiaries is a party or by which Commodore or any such Subsidiary or any of their respective properties, assets or business[es] is bound which would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Commodore.

          6.13 Material Contracts. Except as disclosed on the Commodore Disclosure Schedule, or otherwise reflected in the Commodore Financial Statements, none of the Commodore Companies, nor any of their respective assets, business, or operations is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case would be required to be filed as an exhibit to a Form 10-K that has not been timely filed as an exhibit in an SEC Document previously filed by Commodore with the SEC and identified to Lanxide.

          6.14 Material Contract Defaults. None of the Commodore Companies is in default, nor to the best knowledge of Commodore is any other party in material default, in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which such Commodore is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, except for such breaches and defaults which would not be expected to have, individually, or in the aggregate, a Material Adverse Effect on Commodore, and there has not occurred any event that with the lapse of time or the giving of notice, or, both would constitute such a breach or default. Neither Commodore nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, Commodore or any such Subsidiary is entitled to conduct all or any material portion of the business of Commodore and its Subsidiaries taken as a whole.

          6.15 Legal Proceedings. There are no actions, suits, or proceedings instituted or pending or, to the best knowledge of Commodore's management, threatened (or unasserted but considered probable of assertion any of which if asserted would have at least a reasonable probability of an unfavorable outcome) against any of the Commodore Companies, or against any property, asset, interest, or right of any of them, that are reasonably expected to have either individually or in the aggregate a Material Adverse Effect on Commodore or that are reasonably expected to materially threaten or materially impede the consummation of the transactions contemplated by this Agreement. None of the Commodore Companies is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

          6.16 Absence of Certain Changes or Events. Since June 30, 1996, except as disclosed on the Commodore Disclosure Schedule, in the Commodore Financial Statements or in an SEC Document identified to Lanxide, (i) neither Commodore nor any of its Subsidiaries has entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on Commodore; (ii) neither Commodore nor any of its Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on Commodore; (iii) there has been no material change in the indebtedness of Commodore and its Subsidiaries, no change in the outstanding shares of capital stock of Commodore except for the issuance of shares of Commodore Common Stock pursuant to the Commodore Stock Options and Commodore Warrants and no dividend or distribution of any kind declared, paid or made by Commodore on any class of its capital stock except for dividends required to be paid on currently outstanding shares of the Commodore Preferred Stock; and (iv) there has been no event causing a Material Adverse Effect on Commodore, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Commodore; and during the period from December 31, 1995 through the date of this Agreement, neither Commodore nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 7.1 or 7.2 hereof.

          6.17 Intellectual Property. Except as set forth in the Commodore Disclosure Schedule, Commodore and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, software, mailing lists and other intellectual property rights (collectively, the "Commodore Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither Commodore nor any such Subsidiary has received any notice of infringement of or conflict with, and, to Commodore's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Commodore Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Commodore or result in material adverse publicity for Lanxide.

          6.18 Labor Matters. Except as disclosed on the Commodore Disclosure Schedule, neither Commodore nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for Commodore or any of its Subsidiaries (the "Commodore Business Personnel") or any representative of any Commodore Business Personnel. Except as set forth on the Commodore Disclosure Schedule, neither Commodore nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Commodore Business Personnel, and there is no unfair labor practice complaint pending against Commodore or any of its Subsidiaries with respect to Commodore Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Commodore. Except as set forth on the Commodore Disclosure Schedule, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Commodore, threatened against Commodore or any of its Subsidiaries, and neither Commodore nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years, except for any of the foregoing which would not have a Material Adverse Effect on Commodore.

          6.19 SEC Filings. Commodore has filed all documents required to be filed prior to the date hereof by it and its Subsidiaries with the SEC (the "Commodore SEC Documents"). As of their respective dates, or if amended as of the date of the last such amendment, the Commodore SEC Documents complied, and all documents required to be filed by Commodore or any of its Subsidiaries with the SEC after the date hereof and prior to the Effective Time (the "Subsequent Commodore SEC Documents") will comply, in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Commodore SEC Documents contained, and the Subsequent Commodore SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements of Commodore included in the Commodore SEC Documents are in accordance with the books and records of the Commodore Companies and fairly present, and those to be included in the Subsequent Commodore SEC Documents will be in accordance with the books and records of the Commodore Companies and will fairly present, the consolidated financial position of Commodore and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since December 31, 1994, Commodore has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

          6.20 Environmental Matters.

               (a) Commodore and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Commodore and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for failures to comply which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Commodore. Neither Commodore nor any of its Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Commodore or any of its Subsidiaries is not in such compliance, and there are no past or present actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future.

               (b) No transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit Commodore and its Subsidiaries to conduct its business in full compliance with all applicable Environmental Laws immediately following the Closing Date, as conducted by Commodore and its Subsidiaries immediately prior to the Closing Date.

               (c) There is no Environmental Claim pending or, to the knowledge of Commodore, threatened against Commodore or any of its Subsidiaries or, to the knowledge of the Commodore, against any Person whose liability for any Environmental Claim Commodore or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Commodore.

               (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material which could form the basis of any Environmental Claim against Commodore or any of its Subsidiaries, or, to the knowledge of Commodore, against any Person whose liability for any Environmental Claim Commodore or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Commodore.

               (e) Neither Commodore nor any of its Subsidiaries has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently owned, operated or leased by Commodore or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of Commodore and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances into the indoor or outdoor environment), except where Commodore and its Subsidiaries have failed to comply with Environmental Laws applicable to the above matters or have failed to store such inventories and wastes in a manner described above and such failures would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on Commodore.

               (f) Commodore has made available for inspection to Lanxide, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Commodore or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Commodore or any of its Subsidiaries, or regarding Commodore's or any of its Subsidiaries' compliance with applicable Environmental Laws.

                               ARTICLE SEVEN

                          COVENANTS AND AGREEMENTS

          Each Party hereby covenants and agrees with the other Party as follows:

          7.1 Conduct of Business - Negative Covenants. From the date of this Agreement until the earlier of the Effective Time or until the termination of this Agreement, each Party covenants and agrees that it will not do or agree or commit to do, and shall not permit any of its Subsidiaries to do or to commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of the other Party, which consent shall not be unreasonably delayed or withheld:

               (a)  except as set forth on the Lanxide Disclosure
     Schedule or the Commodore Disclosure Schedule, as the case may be, or as expressly contemplated by this Agreement, amend its certificates of incorporation or bylaws; or

               (b)  except as expressly permitted in this Agreement or
     (i) as to Commodore, in accordance with the specific terms of Commodore Capital Stock, Commodore Warrants, Commodore Convertible Notes or Commodore Stock Options, or (ii) as to Lanxide, in accordance with the specific terms of Lanxide Capital Stock, Lanxide Warrants, Lanxide Stock Options or Lanxide Deferred Compensation Plans, repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or any securities convertible into any shares of its capital stock; or

               (c) except as expressly contemplated by this Agreement or as disclosed in Disclosure Schedules hereto, acquire, or agree to acquire, any business or any corporation, partnership, limited liability company, association, firm, or organization or division thereof, or otherwise acquire or agree to acquire any assets other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries or (ii) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

               (d) except as disclosed in the Disclosure Schedules hereto, sell or otherwise dispose of, or agree to sell, lease or otherwise dispose of: (i) any shares of capital stock of any Subsidiary of such Party (unless any such shares of stock are sold or otherwise transferred to such Party or any of its wholly-owned Subsidiaries); (ii) any Subsidiary of such Party; (iii) any substantial part of the assets of such Party or any Subsidiary of such Party; or (iv) any asset other than in the ordinary course of business for reasonable and adequate consideration; provided, however, such covenant in this subparagraph (e) shall not be applicable to the sale of shares or assets sold after the date of this Agreement in transactions not otherwise prohibited by this Agreement resulting in a gain or loss in each sale not in excess of $10,000; or

               (e) except as disclosed in the Disclosure Schedules or as contemplated hereby, incur, directly or indirectly, any additional debt obligation or other obligation for borrowed money, other than (i) the replacement of existing short-term debt with other short-term debt in the same or lesser aggregate principal amount or (ii) indebtedness of any Lanxide Company to another Lanxide Company or of any Commodore Company to another Commodore Company, not in excess of an aggregate of $25,000 for such Party and its Subsidiaries on a consolidated basis; or

               (f) grant any general increase in compensation or benefits to its employees or to its officers, except in accordance with past practice or as required by law; pay any bonus except in accordance with past practice or the provisions of any applicable program or plan adopted by the Board of Directors of such Party prior to the date of this Agreement; enter into any severance agreements with its officers or the officers of any Subsidiary except as previously disclosed; grant any material increase in fees or other increases in compensation or other benefits to any of its directors except as in accordance with past practice; or effect any change in retirement benefits for any class of its employees or officers (unless such change is required by applicable law) that would materially increase the retirement benefit liabilities of such Party and its Subsidiaries on a consolidated basis; or

               (g) except as disclosed on the Commodore Disclosure Schedule or the Lanxide Disclosure Schedule, as the case may be, amend any existing employment contract between such Party or any Subsidiary thereof and any person having a salary thereunder in excess of $100,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder or enter into any new employment contract with any person having a salary thereunder in excess of $100,000 that such Party or its applicable Subsidiary does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time; or

               (h) adopt any new employee benefit plan of such Party or any Subsidiary thereof or make any material change in or to any existing employee benefit plans of such Party or any Subsidiary thereof other than (A) as previously approved by the other Parties, or (B) any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

               (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends required to be paid on the outstanding shares of Lanxide Preferred Stock or the Commodore Preferred Stock); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
     (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or purchase, redeem or otherwise acquire or extend the expiration of or otherwise amend, any rights, warrants or options to acquire any such shares or other securities; or

               (j) except to the extent set forth in Section 6.2 (b) hereof, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of Commodore Common Stock to be issued in connection with the Merger and Commodore Public Offering, all as contemplated hereby, (B) the issuance of shares of Lanxide Common Stock or Commodore Common Stock upon the exercise of currently outstanding Lanxide Stock Options, Lanxide Warrants, Lanxide Deferred Compensation Plans, Commodore Stock Options or Commodore Warrants, as the case may be, and (C) the issuance of stock options to employees of Lanxide or Commodore or any of its Subsidiaries in the ordinary course of business and consistent with past practice.

          7.2 Conduct of Business-Affirmative Covenants. Unless the prior written consent of Lanxide or Commodore, respectively, shall have been obtained by the other Party, and except as otherwise contemplated herein, each Party shall and shall cause its Subsidiaries: to operate its business in accordance with the ordinary course of its business as currently conducted and, to the extent consistent herewith, use its reasonable best efforts to preserve intact its business organizations and assets, maintain its rights and franchises, keep available services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time, and to take no action which would (i) adversely affect the ability of any of them to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby without imposition of a condition or restriction that would have a Material Adverse Effect on either Commodore or Lanxide or (ii) adversely affect the ability of such Party to perform its covenants and agreements under this Agreement.

          7.3 Adverse Changes in Condition. Lanxide and Commodore each agrees to give written notice promptly to the other Party concerning any material adverse change in such Party's condition or that of any of the Subsidiaries of such Party from the date of this Agreement until the Effective Time that might adversely affect the consummation of the transactions contemplated hereby or upon becoming aware of the occurrence or impending occurrence of any event or circumstance which would cause or constitute a material breach of any of the representations, warranties, or covenants of such Party contained herein. Each Party shall use its best efforts to prevent or promptly to remedy the same.

          7.4 Investigation and Confidentiality. Prior to the Effective Time, Lanxide and Commodore each will keep the other Party advised of all material developments relevant to its business and to the consummation of the Merger and may make or cause to be made such investigation, if any, of the business and properties of the other Party and its Subsidiaries and of their respective financial and legal condition as Lanxide or Commodore reasonably deems necessary or advisable to familiarize itself and its advisers with such business, properties, and other matters, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Lanxide and Commodore each agrees to furnish the other Party and the other Party's advisers with such financial and operating data and other information with respect to its businesses, properties, and employees as Lanxide or Commodore shall from time to time reasonably request. Commodore shall deliver to Lanxide any Subsequent Commodore SEC Document promptly upon the filing thereof with the SEC, and Lanxide shall deliver to Commodore any Subsequent Lanxide SEC Document promptly upon the filing thereof with the SEC. No investigation by one Party shall affect the representations and warranties of the other Party, and until the Effective Time each such representation and warranty shall survive any such investigation. Each Party shall, and shall cause its directors, officers, employees, advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning such other Party's business, operations, and financial condition and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          7.5 Agreement of Affiliates. Each of Lanxide and Commodore shall deliver to the other Party a letter identifying all persons whom it reasonably believes is an "affiliate" of such Party for purposes of Rule 145 under the Securities Act of 1933, as amended. Each of Lanxide and Commodore shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to Commodore not later than the effective date of the Registration Statement relating to the Commodore Public Offering, a written agreement, in form and content reasonably satisfactory to counsel to Lanxide and Commodore, to the effect that such person is an "affiliate" of Lanxide or Commodore (as the case may be) and that such person shall not sell, pledge, transfer, or otherwise dispose of the shares of Commodore Capital Stock held by such person except as contemplated by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Commodore Capital Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Commodore shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Commodore Capital Stock by such affiliates.

          7.6 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, neither Lanxide nor Commodore shall solicit or encourage or take any other action to facilitate (including by way of furnishing any information that it is not legally obligated to furnish) any inquiry or proposal relating to the merger or consolidation of such Party or any of its Significant Subsidiaries with any entity or the acquisition of such Party or any of its Significant Subsidiaries or all or substantially all of their assets or properties or capital stock by any person or entity. Neither Lanxide nor Commodore shall negotiate with respect to any such proposal except in compliance with its legal obligations, nor shall it reach any agreement or understanding (formal or informal, written or otherwise) with respect to any such proposal. Notwithstanding the foregoing, either Party may take any of the actions prohibited pursuant to this Section 7.6, if and to the extent that it is required to do so in order to reasonably comply with fiduciary obligations of its Board of Directors under applicable law as determined by such Board of Directors in good faith after consultation and based upon advice of counsel. Each of Lanxide and Commodore shall promptly notify the other Party orally and in writing in the event it receives any such inquiry or proposal.

          7.7 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each of Lanxide and Commodore agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated herein. Each of Lanxide and Commodore shall use, and shall cause each of the Lanxide Subsidiaries or Commodore Subsidiaries, as the case may be, to use, its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          7.8 Supplements to Disclosure Schedules. Each of Lanxide and Commodore shall promptly supplement or amend their respective Disclosure Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or otherwise disclosed in its respective Disclosure Schedule (the "Updated Information"). No such supplement or amendment of the Commodore Disclosure Schedule or the Lanxide Disclosure Schedule, as the case may be, to include the Updated Information shall affect the ability of Lanxide or Commodore, respectively, to rely on the conditions to Merger set forth in Article Nine hereof.

          7.9 Prepayment or Conversion of Commodore Convertible Notes. On or prior to the Effective Time, Commodore shall notify all holders of Commodore Convertible Notes that it will prepay in full all outstanding Commodore Convertible Notes on a date which shall be not more than sixty (60) days following the date of such notice, unless converted into shares of Commodore Common Stock (after giving effect to the Commodore Reverse Stock Split) in accordance with the terms thereof, prior to the date fixed for prepayment. In such connection, Commodore shall reserve, from the net proceeds of the Commodore Public Offering, sufficient funds to effect such prepayment, and at the time of such prepayment and/or conversion of the Commodore Convertible Notes, as the case may be, all shares of Commodore Common Stock pledged to secure payment of such Commodore Convertible Notes shall be returned to Commodore for cancellation.

                               ARTICLE EIGHT

                           ADDITIONAL AGREEMENTS

          8.1 Press Releases. Prior to the Effective Time of the Merger, Lanxide and Commodore shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.1 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by law.

          8.2 Merger Subsidiary. Prior to the Effective Time, the outstanding capital stock of the Merger Subsidiary shall consist of one hundred (100) shares of common stock, all of which shares shall be owned by Commodore. Prior to the Effective Time, the Merger Subsidiary shall not (i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind (other than this Agreement and the Exhibits hereto, as applicable), acquire any assets or incur any liability, except as may be specifically contemplated by this Agreement or as the Parties may otherwise agree. In the event this Agreement is terminated prior to the Effective Time, the Merger Subsidiary shall be dissolved.


                                ARTICLE NINE

             CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

          9.1 Conditions to Lanxide's and Commodore's Obligation to Effect the Merger. The respective obligations of Lanxide, on the one hand, and Commodore, on the other hand, to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by Lanxide or Commodore, as the case may be, pursuant to Section 11.5 of this Agreement:

               (a) Stockholders' Approvals. The holders of a majority of the outstanding shares of each of Lanxide Common Stock and Commodore Common Stock shall have approved this Agreement, the Merger, and the consummation of the transactions contemplated hereby, as and to the extent required by law and by the provisions of any governing instruments or this Agreement, and each Party shall have furnished to the other certified copies of resolutions duly adopted by such Party's stockholders evidencing the same.

               (b) Consents and Approvals. All approvals and authorizations of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger and for the preventing of any termination of any right, privilege, license, or agreement of either Party or any of its respective Subsidiaries which, if not obtained or made, would have a Material Adverse Effect on Lanxide or Commodore, as the case may be, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. Any approval obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall not be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party materially adversely impacts the economic or business assumptions of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger. To the extent that any lease, license, loan or financing agreement or other contract or agreement to which any Party or any of its Subsidiaries, as the case may be, is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not have a Material Adverse Effect on anticipated business, prospects or financial condition of such Party following the Merger.

               (c) Legal Proceedings. No Governmental Entity having jurisdiction over Commodore or Lanxide, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any other transaction contemplated by this Agreement illegal. There shall not have been instituted or be pending any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which questions the validity or legality of the transactions contemplated by this Agreement.

               (d) Dissenting Shares. Holders of Dissenting Shares representing five percent (5%) or more of the outstanding shares of Lanxide Common Stock and Lanxide Series A Preferred Stock, taken together as a class (each share of Lanxide Series A Preferred Stock constituting for this purpose the equivalent of
     0.371947 share of Commodore Common Stock) shall not have elected, on a timely basis, to exercise any rights of appraisal under applicable provisions of the DGCL.

               (e) Tax Opinion of Counsel. Each of Lanxide and Commodore shall have received from Messrs. Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to Commodore, an opinion, dated as of the Effective Time of the Merger, and in form and substance reasonable satisfactory to the Parties, to the effect that the Merger will constitute a reorganization within the meaning of section 368(a) of the Code, and that Lanxide, Commodore and Merger Subsidiary each will be a party to the reorganization within the meaning of section 368(b) of the Code, which opinion shall not have been withdrawn prior to the Effective Time.

               (f) Registration Statement. The Merger Registration Statement shall have been declared effective under the 1933 Act and no stop orders suspending the effectiveness of such Merger Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

               (g) Closing of Transactions under Commodore Public Offering Registration Statement. The closing of the sale of the securities being offered by Commodore pursuant to Commodore Public Offering Registration Statement shall be consummated simultaneous with or immediately following the Effective Time of the Merger.

               (h) Conditions Relating to Commodore Public Offering. The gross proceeds of the Commodore Public Offering shall not be less than $50.0 million, and the aggregate "market value" (defined as the product of (i) the per share offering price of shares of Commodore Common Stock sold in the Commodore Public Offering, and (ii) the aggregate number of shares of Commodore Common Stock and Commodore Common Stock Equivalents (including for this purpose Lanxide Common Stock Equivalents assumed by Commodore pursuant to Section 3.9) outstanding immediately following the Effective Time, after giving effect to the Commodore Reverse Stock Split but before giving effect to the issuance of additional Commodore Common Stock in the Commodore Public Offering) of all outstanding shares of Commodore Common Stock and Commodore Common Stock Equivalents shall be not less than $175.0 million.

          9.2 Conditions to Obligations of Commodore to Effect the Merger. The obligations of Commodore to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by Commodore, pursuant to Section 11.5 of this
     Agreement:

               (a)  Representations and Warranties.  The
     representations and warranties of Lanxide set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, (ii) for breaches of representations or warranties which, in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Lanxide or (iii) as expressly contemplated by this Agreement or the Lanxide Disclosure Schedule.

               (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Lanxide to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

               (c) Certificates. Lanxide shall have delivered to Commodore a certificate dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that (i) the conditions to its obligations set forth in Section 9.2 (a) and 9.2 (b) of this Agreement have been satisfied and (ii) that there has been no Material Adverse Change in the consolidated financial condition of Lanxide from that reflected on the June 30, 1996 financial statements of Lanxide, all in such reasonable detail as Commodore shall request.

               (d) Opinions of Counsel. Lanxide shall have delivered to Commodore an opinion, dated as of the Effective Time of the Merger, of Skadden, Arps, Slate, Meagher & Flom, counsel to Lanxide, as to such matters as Commodore may reasonably request with respect to this Agreement and the transactions contemplated by this Agreement.

               (e) Commodore Fairness Opinion. On or before the date of the mailing of the Joint Proxy Statement to its stockholders, Commodore shall have received the Commodore Fairness Opinion to the effect that, in the opinion of the investment banking firm engaged by Commodore, as of the date of such opinion, the Exchange Ratio is fair to Commodore from a financial point of view.

               (f) No Withdrawal or Modification of Fairness Opinion and Special Committee Recommendation. On or before the Effective Time, the Special Committee of the Board of Directors of Commodore (the "Commodore Special Committee") shall have received confirmation from Schroder Wertheim & Co. Incorporated (or such other financial advisor as shall have rendered the Commodore Fairness Opinion), as financial advisor to the Commodore Special Committee indicating that the terms of the Commodore Public Offering and the pending public offering of equity securities by Commodore Separation Technologies, Inc., or another Commodore Subsidiary (the "Subsidiary Offering"), as finally determined, do not require such financial advisor to withdraw or modify in any material respect, the conclusions contained in the Commodore Fairness Opinion previously delivered, and the Commodore Special Committee shall not have determined that the terms of the Commodore Public Offering and the Subsidiary Offering require the Commodore Special Committee to withdraw its favorable recommendation to the Board of Directors of Commodore as to the terms of the Merger contemplated hereby.

          9.3 Conditions to Obligations of Lanxide to Effect the Merger. The obligations of Lanxide to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by Lanxide, pursuant to Section 11.5 of this Agreement:

               (a)  Representations and Warranties.  The
     representations and warranties of Commodore set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, (ii) for breaches of representations or warranties which, in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Commodore or (iii) as expressly contemplated by this Agreement or any Disclosure Schedule.

               (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Commodore to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

               (c) Certificates. Commodore shall have delivered to Lanxide a certificate dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that (i) the conditions to its obligations set forth in Section 9.3 of this Agreement have been satisfied and (ii) that there has been no Material Adverse Change in the consolidated financial condition of Commodore from that reflected on the June 30, 1996 financial statements of Commodore, all in such reasonable detail as Lanxide shall request.

               (d) Opinions of Counsel. Commodore shall have delivered to Lanxide and Commodore an opinion, dated as of the Effective Time of the Merger, of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to Commodore, as to such matters as Lanxide and Commodore may reasonably request with respect to this Agreement and the transactions contemplated by this Agreement.

               (e) Lanxide Fairness Opinions. On or before the date of the mailing of the Joint Proxy Statements to its stockholders, Lanxide shall have received the Lanxide Fairness Opinion, to the effect that in the opinion of the investment banking firm engaged by Lanxide the Common Stock Exchange Ratio, the Preferred Stock Exchange Ratio and the other terms of the Merger are fair to the respective stockholders of Lanxide from a financial point of view.

               (f) No Withdrawal or Modification of Fairness Opinion and Special Committee Recommendation. On or before the Effective Time, the Special Committee of the Board of Directors of Lanxide (the "Lanxide Special Committee") shall have received confirmation from Pennsylvania Merchant Group, Ltd. (or such other financial advisor as shall have rendered the Lanxide Fairness Opinion), as financial advisor to the Lanxide Special Committee, indicating that the terms of the Commodore Public Offering and the Subsidiary Offering, as finally determined, do not require such financial advisor to withdraw or modify in any material respect, the conclusions contained in the Lanxide Fairness Opinion previously delivered, and the Lanxide Special Committee shall not have determined that the terms of the Commodore Public Offering and the Subsidiary Offering require the Lanxide Special Committee to withdraw its favorable recommendation to the Board of Directors of Lanxide as to the terms of the Merger contemplated hereby.

                                ARTICLE TEN

                                TERMINATION

          10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Merger by the stockholders of Lanxide and Commodore or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a) by mutual consent of each of Lanxide and Commodore; or

               (b) by either Lanxide or Commodore in the event of a material breach by the other Party of any representation, warranty, covenant, or agreement contained herein which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which represents or is likely to cause a Material Adverse Effect on Lanxide or Commodore, as the case may be; or

               (c) by either Lanxide or Commodore in the event that the Merger shall not have been consummated on or before March 31, 1997; provided that neither Party shall be entitled to terminate this Agreement pursuant to this Section 10.1(c) if the failure to satisfy a condition precedent is a result of such party's own action; or

               (d) by either Lanxide or Commodore in the event (i) any approval of any governmental or other Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal,
     (ii) any Party is prohibited by an order or injunction (other than an order or injunction on a temporary or preliminary basis) of a court of competent jurisdiction from consummating the Merger and all appeals from such order or injunction have been finally exhausted, or (iii) if the stockholders of Lanxide or Commodore fail to vote their approval of the Merger and the transactions contemplated hereby as required by the DGCL or the provisions hereof at the Stockholders' Meetings; or

               (e) by either Lanxide or Commodore in the event that either Special Committee or either Board of Directors withdraws its approval of the transactions contemplated hereby in the exercise of its fiduciary duties.

          10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement, pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 7.4, 11.1 and
     11.2 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections of this Agreement shall not relieve the breaching Party from liability for an uncured intentional and willful breach of a representation, warranty, covenant or agreement giving rise to such termination.

          10.3 Survival of Representations and Warranties. The respective representations and warranties of the Parties shall not survive the Effective Time of the Merger.

                               ARTICLE ELEVEN

                               MISCELLANEOUS

          11.1 Expenses.

               (a) Except as provided in Section 11.1(b) of this Agreement, each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the preparation and negotiation of this Agreement and the Exhibits and the Disclosure Schedules annexed hereto, and, except as provided in Section 11.1(b) below, the related closing documents and instruments required to be delivered at the Effective Time of the Merger (collectively, the "Merger Expenses"). Included in such Merger Expenses are the fees and expenses of each Party's financial or other consultants, investment bankers, accountants, and legal counsel.

               (b) Notwithstanding the provisions of Section 11.1(a) above, Commodore shall bear and pay all expenses relating to the registration and sale of securities and other compliance with applicable Securities Laws in connection with the Merger and Commodore Public Offering (the "Securities Expenses"). Such Securities Expenses shall include, but not be limited to:

                    (i) the legal fees, accounting fees, printing
               costs and related expenses incurred in connection with the preparation, filing and printing of the Merger Registration Statement and related Joint Proxy Statement, and Commodore Public Offering Registration Statement,

                    (ii) all listing, filing, or registration fees,
               including state securities laws filings or registration fees in connection with the Registration Statements, and

                    (iii) all other costs and expenses incurred by
               Commodore or Lanxide prior to the effective date(s) of the Registration Statements, in respect of the registration of securities contemplated hereunder.

               (c) Final settlement with respect to payment of fees and expenses by the Parties pursuant to Section 11.1 of this Agreement shall be made within ten (10) days of the termination of this Agreement or immediately at the Effective Time of the Merger.

          11.2 Brokers and Finders. Except for investment bankers engaged to render the Lanxide Fairness Opinion and the Commodore Fairness Opinion and to act as underwriter(s) of securities in connection with Commodore Public Offering, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, affiliates, or Subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by either Lanxide or Commodore, Lanxide or Commodore, as the case may be, agrees to indemnify and hold the other Party harmless for and from any such claim.

          11.3 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the Exhibits and Schedules hereto contain the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement expressed or implied, is intended to confer upon any party, other than the Parties, or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          11.4 Amendments. To the extent permitted by law, this Agreement may be amended, modified or supplemented only by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties and the respective Special Committees of Commodore and Lanxide; provided, however, that the provisions of this Agreement relating to the manner or basis in which shares of Lanxide Capital Stock will be exchanged for Commodore Capital Stock shall not be amended after the Stockholders' Meetings without the requisite approval, if any, of the holders of the issued and outstanding shares of Lanxide Capital Stock and Commodore Capital Stock entitled to vote thereon.

          11.5 Waivers. Prior to or at the Effective Time, Lanxide acting through its Board of Directors or chief executive officer or other authorized officer upon the approval of its Special Committee, shall have the right to waive any default in the performance of any term of this Agreement by Commodore, to waive or extend the time for the compliance or fulfillment by Commodore of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Lanxide under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or at the Effective Time, Commodore, acting through its Board of Directors or chief executive officer or other authorized officer upon the approval of its Special Committee, shall have the right to waive any default in the performance of any term of this Agreement by Lanxide, to waive or extend the time for the compliance or fulfillment by Lanxide of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Commodore under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable government regulation. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

          11.6 No Assignment. None of the Parties may assign any of its rights or obligations under this Agreement to any other
     Person and this Agreement shall not be assigned by operation of law or otherwise.

          11.7 Specific Enforceability. The Parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a Party by reason of the failure of any of the Parties to perform any of the obligations imposed on it by this Agreement. Accordingly, if any Party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Party against which such action or proceeding is brought hereby waives the claim or defense that the Party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

          11.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a Party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall apply only as to such Party in the specific jurisdiction where such judgment shall be made.

          11.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage prepaid to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          Lanxide:       Lanxide Corporation
                         1300 Marrows Road
                         P.O. Box 6077
                         Newark, Delaware 19714-6077
                         Attn:     Marc S. Newkirk, President
                                   and Chief Executive Officer
                         fax. no. 302-456-6531

                              -and-

                         S. Frederick Van Vranken
                         Furman Selz LLP
                         230 Park Avenue
                         New York, New York 10169
                         fax. no. (212) 309-8285

          Copy to Counsel:    Skadden, Arps, Slate, Meagher & Flom
                         One Rodney Square
                         Wilmington, Delaware 19801
                         Attn: Robert B. Pincus, Esq.
                         fax. no. 302-651-3001

                              -and-

                         Lamb & Bouchand, P.C.
                         222 Delaware Avenue, Suite 1102
                         Wilmington, Delaware 19801
                         Attn: Stephen Lamb, Esq.
                         fax. no. 302-573-3510

          Commodore:          Commodore Environmental Services, Inc.
                         150 East 58th Street
                         Suite 3410
                         New York, New York 10155
                         Attn: Paul E. Hannesson, President
                              and Chief Executive Officer
                         fax. no. 212-753-0731

          Copy to Counsel:    Greenberg, Traurig, Hoffman, Lipoff,
                              Rosen & Quentel
                         153 East 53rd Street, 35th floor
                         New York, New York 10022
                         Attn: Stephen A. Weiss, Esq.
                         fax. no. 212-223-7161

          Copy to Special
          Committee:          Special Committee of the Board of
                         Directors
                         of Commodore Environmental Services, Inc.
                         c/o Sperry, Mitchell & Company, Inc.
                         595 Madison Avenue, 30th Floor
                         New York, New York 10022
                         Attn: David Mitchell
                         fax no. 212-753-0757

          Copy to Counsel:    Patterson, Belknap, Webb & Tyler LLP
                         1133 Avenue of the Americas
                         New York, New York 10036
                         Attn: Stephen W. Schwarz, Esq.
                         fax no. 212-336-2222

          COES Acquisition:   COES Acquisition Corp.
                         150 East 58th Street
                         Suite 3410
                         New York, New York 10155
                         Attn: President
                         fax. no. 212-753-0731

          Copy to Counsel:    Greenberg, Traurig, Hoffman, Lipoff,
                              Rosen & Quentel
                         153 East 53rd Street, 35th floor
                         New York, New York 10022
                         Attn: Stephen A. Weiss, Esq.
                         fax. no. 212-223-7161

          11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

          11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

          11.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

          IN WITNESS WHEREOF, each of the Parties has cause this Agreement to be executed on its behalf, and its corporate seal to be hereunto affixed and attested to, by officers thereunto duly authorized all as of the day and year first above written.

                                        COMMODORE ENVIRONMENTAL
                                        SERVICES, INC.

     [Seal]

                                        By: /s/ Paul E. Hannesson
                                           --------------------------
     Attest:                               Paul E. Hannesson,
                                           President and Chief
     /s/ Alice Farah                            Executive Officer
    ---------------------
                                        LANXIDE CORPORATION

     [Seal]

                                        By: /s/ Marc S. Newkirk,
                                           --------------------------
     Attest:                               Marc S. Newkirk,
                                           President and Chief
     /s/ J. Michael Rice                        Executive Officer
    ---------------------
                                        COES ACQUISITION CORP.

     [Seal]

                                        By: /s/ Bentley J. Blum,
                                           --------------------------
     Attest:                               Bentley J. Blum,
                                           Chairman of the Board of
                                             Directors
     /s/ Alice Farah
    ---------------------





                        AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                   COMMODORE ENVIRONMENTAL SERVICES, INC.

                              LANXIDE CORPORATION

                                      AND

                             COES ACQUISITION CORP.

                               NOVEMBER 13, 1996